                                                                     EXHIBIT 2.8

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                                   Bespak plc
                                   ("Parent"),

                                Tenax Corporation
                                  ("Company"),

                          MedSource Technologies, Inc.
                                 ("MedSource"),

                                       and

                                   Tenax, LLC,
                                    ("Buyer")

                          Dated as of January 11, 2000

                                TABLE OF CONTENTS

Article I.       Definitions.....................................................................................1

Article II.      Sale and Purchase of Assets.....................................................................6

     2.1         Sale of Transferred Assets......................................................................6

                 (a)      Personal Property......................................................................6

                 (b)      Receivables............................................................................7

                 (c)      Inventory..............................................................................7

                 (d)      Lease..................................................................................7

                 (e)      Contracts..............................................................................7

                 (f)      Licenses and Permits...................................................................7

                 (g)      Intellectual Property..................................................................7

                 (h)      Intangible Assets......................................................................7

                 (i)      Records and Documents..................................................................8

                 (j)      Telephone Numbers: Advertising Material................................................8

                 (k)      Corporate Name.........................................................................8

                 (l)      Warranties.............................................................................8

                 (m)      Prepaid Expenses.......................................................................8

                 (n)      Rights of Recovery.....................................................................9

                 (o)      Plans..................................................................................9

     2.2         Excluded Assets.................................................................................9

     2.3         Method of Conveyance............................................................................9

     2.4         Assumed Obligations.............................................................................9

     2.5         Excluded Obligations...........................................................................10

     2.6         Closing Date...................................................................................11

     2.7         Purchase Price.................................................................................11

     2.8         Payment Terms..................................................................................11

     2.9         Allocation.....................................................................................12

Article III.     Representations and Warranties.................................................................12

     3.1         The Company and Parent.........................................................................12

                 (a)      Organization and Qualification........................................................12

                 (b)      Authorization: No Restrictions, Consents or Approvals.................................13

                 (c)      Absence of Certain Changes............................................................13

                 (d)      Taxes.................................................................................14

                 (e)      Title to Transferred Assets...........................................................14

                 (f)      Leases................................................................................14

                 (g)      Contracts and Other Documents.........................................................15

                 (h)      Labor Difficulties....................................................................15

                 (i)      ERISA; Employee Benefit Plans.........................................................16

                 (j)      Employees.............................................................................16

                 (k)      Licenses and Permits..................................................................17

                 (l)      Receivables...........................................................................17

                 (m)      Absence of Undisclosed Liabilities....................................................17

                 (n)      Compliance With Law...................................................................17

                 (o)      Intellectual Property and Intangible Assets...........................................18

                 (p)      Pending Litigation....................................................................18

                 (q)      Customer List.........................................................................18

                 (r)      Transferred Assets; Ownership of Assets and Rights....................................19

                 (s)      Inventory.............................................................................19

                 (t)      Financial Statements..................................................................19

                 (u)      Related Party Transactions............................................................20

                 (v)      Transferred Products..................................................................20

                 (w)      Year 2000 Functionality...............................................................20

                 (x)      Investment Intent.....................................................................20

                 (y)      Product Claims........................................................................20

                 (z)      Warranties and Returns................................................................21

                 (aa)     Insurance.............................................................................21

                 (bb)     Delivery of Documents.................................................................21

                 (cc)     Contributed Assets....................................................................21

                 (dd)     No Misstatements or Omissions.........................................................21

     3.2         MedSource and the Buyer........................................................................21

                 (a)      Organization and Qualification........................................................22

                 (b)      Authorization: No Restrictions, Consents or Approvals.................................22

                 (c)      Financial Statements..................................................................23

                 (d)      Pending Litigation....................................................................23

                 (e)      Compliance With Law...................................................................24

                 (f)      Capitalization of MedSource...........................................................24

Article IV.      Environmental Matters..........................................................................24

     4.1         Environmental..................................................................................24

     4.2         Connecticut Transfer Act.......................................................................25

                 (a)      Form III and Certifying Party.........................................................25

                 (b)      Costs of Investigation; Costs of Remediation..........................................26

                 (c)      Communication with Third-Parties......................................................26

                 (d)      Indemnification.......................................................................26

                 (e)      Access to Leased Premises; Cooperation................................................26

                 (f)      Insurance.............................................................................27

     4.3         Unknown and Certain Known Environmental Conditions.............................................27

Article V.       Additional Covenants...........................................................................27

     5.1         Covenant Not to Compete........................................................................27

     5.2         Employees and Employee Benefit Matters.........................................................28

                 (a)      Employees.............................................................................28

                 (b)      Employees' Employment.................................................................29

                 (c)      Employee Benefits.....................................................................29

                 (d)      Severance Benefits....................................................................29

                 (e)      Assumption of Liabilities.............................................................29

                 (f)      Vesting in Plan.......................................................................30

                 (g)      Workers' Compensation.................................................................30

                 (h)      Welfare Benefit Plans.................................................................30

                 (i)      Vacation Pay..........................................................................31

                 (j)      WARN Act..............................................................................31

                 (k)      u.....................................................................................31

                 (l)      401(k) Plan...........................................................................32

                 (m)      Administration........................................................................32

                 (n)      Termination Costs.....................................................................32

     5.3         Change of Corporate Name.......................................................................32

     5.4         Further Assurances.............................................................................32

     5.5         Respironics Escrow.............................................................................33

     5.6         Website........................................................................................34

Article VI.      The Closing....................................................................................34

Article VII.     Survival of Representations and Warranties; Indemnification....................................34

     7.1         Survival of Representations and Warranties and Covenants.......................................34

     7.2         Indemnification by the Company and Parent......................................................35

     7.3         Indemnification by MedSource and Buyer.........................................................36

     7.4         Indemnification Payments.......................................................................36

     7.5         Defense of Claims..............................................................................36

     7.6         Remedies Exclusive: Duty to Mitigate...........................................................38

     7.7         Minimum Indemnified Losses.....................................................................38

     7.8         Maximum Indemnification........................................................................39

     7.9         Subrogation....................................................................................39

     7.10        Adjustments to Indemnification.................................................................39

Article VIII.    Brokerage......................................................................................40

     8.1         Finders and Brokers Fees.......................................................................40

Article IX.      General Provisions.............................................................................40

     9.1         Sales and Transfer Taxes.......................................................................40

     9.2         No Third Party Beneficiaries...................................................................40

     9.3         Expenses of the Parties; Certain Litigation....................................................40

     9.4         Amendment and Waiver...........................................................................40

     9.5         Miscellaneous..................................................................................41

     9.6         Binding Effect.................................................................................41

     9.7         Publicity......................................................................................41

     9.8         Complete Agreement.............................................................................41

     9.9         Notices........................................................................................41

     9.10        Assignment.....................................................................................43

     9.11        Severability...................................................................................43

     9.12        Choice of Law; Choice of Forum.................................................................43

                 (a)      Applicable Law........................................................................43

                 (b)      Dispute Resolution....................................................................43

                 (c)      Waiver of Trial by Jury...............................................................44

                 (d)      Consent to Jurisdiction...............................................................44

                                    EXHIBITS
                                    --------

Exhibit A:       Knowledge of Parent; Knowledge of Company
----------
Exhibit B:       Form of Instrument of Transfer, Assignment and Assumption Agreement (Transferred Assets and
----------
                 Assumed Obligations)
Exhibit C:       Form of Trademark Assignment
----------
Exhibit D:       Form of Landlord Estoppel and Consent, and Form of Lease Assignment
----------
Exhibit E:       Form of Domain Name Assignment
----------
Exhibit F:       Alternative Dispute Resolution Procedures
----------
Exhibit G:       Shareholder's Agreement
----------
Exhibit H:       Closing Agenda
----------
Exhibit I:       Transferred Products
----------

                                    Schedules
                                    ---------

Schedule 2.1:    Transferred Assets
-------------
Schedule 2.2:    Excluded Assets
-------------
Schedule 2.4:    Assumed Obligations
-------------
Schedule 2.5:    Excluded Obligations
-------------

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") made and entered into as of
January    , 2000 at        EST ("Effective Date"), is by and among Bespak plc,
        ---          ------
a public company organized and existing under the laws of England ("Parent"), Tenax Corporation, a Connecticut corporation ("Company"), MedSource Technologies, Inc., a Delaware corporation ("MedSource") and Tenax, LLC, a Delaware limited liability company ("Buyer").

     WHEREAS, the Company owns and operates the Business;

     WHEREAS, Parent is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock of Bespak Holdings (U.K.) Limited, which is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock of Bespak Holdings, Inc., which is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock of the Company;

     WHEREAS, MedSource is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding membership interests of MedSource Technologies LLC, a Delaware limited liability company, and MedSource Technologies LLC is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding membership interests of Buyer; and

     WHEREAS, subject to the foregoing, the Company desires to sell and Buyer desires to purchase the Transferred Assets and the Assumed Obligations, in accordance with the terms, conditions, and agreements hereinafter contained.

     NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

Article I. Definitions.

     When used in this Agreement and the above Recitals, the following capitalized terms shall have the meanings specified in this Article I. Other terms are defined in the text of this Agreement, and throughout this Agreement, those terms shall have the meanings respectively ascribed to them:

"Additional Agreements" means the Shareholder's Agreement, the Assignment and Assumption Agreement, the Trademark Assignment and the other documents, certificates and agreements listed on the Closing Agenda.

"Affiliate" or "Affiliates" means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such first mentioned Person. As used in this definition of Affiliate, the term "control" (including "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee, by contract, or otherwise.

"Agreement" shall have the meaning given to such term in the Preamble.

"Assignment and Assumption Agreement" means the Instrument of Transfer, Assignment and Assumption Agreement (Transferred Assets and Assumed Obligations), in the form attached hereto as Exhibit B and incorporated herein
                                             ---------
by reference.

"Assumed Obligations" shall have the meaning given to such term in Section 2.4.
                                                                   -----------

"Assumed Plans" shall have the meaning given to such term in Section 2.1(o).
                                                             --------------

"Business" means the development, manufacture, marketing, and sale of the Transferred Products at the Company's facilities in Danbury, Connecticut, including all activities related thereto.

"Buyer" shall have the meaning given to such term in the Preamble.

"Claim" or "Claims" means any claim, demand, action, cause of action, suit, enforcement action or proceeding, whether in law or in equity.

"Closing" shall have the meaning given to such term in Section 2.6.
                                                       -----------

"Closing Agenda" means the closing agenda dated as of the Closing, a copy of which is attached to this Agreement as Exhibit H.
                                       ---------

"Closing Date" means the Effective Date of this Agreement.

"Company" shall have the meaning given to such term in the Preamble.

"Contracts" shall have the meaning given to such term in Section 2.1(e).
        `                                                --------------

"De Minimis Amount" means an amount less than or equal to Fifty Thousand and 00/100 United States Dollars (US $50,000.00).

"Employee Benefit Plans" shall have the meaning given to such term in Section
                                                                      -------
3.1(i).
------

"Employees" shall have the meaning given to such term in Section 5.2(a).
                                                         --------------

"Environmental Claim" means any and all Claims arising under or relating to any applicable Environmental Law, any Environmental Permit, any Environmental Condition or any Environmental Compliance Liability.

"Environmental Condition" means circumstances to the extent that they arise out of or relate to circumstances or conditions existing on or before the Closing Date, with respect to or in any way related to the Leased Premises or to any soils, geologic formations, surface waters, ground waters, sediments, building materials, air or any similar environmental media, both on-site and off-site of the Leased Premises, that may require remediation or that may result in claims or demands by or liabilities to third parties including governmental authorities.

"Environmental Compliance Liability" means any and all liabilities, reasonable costs and expenses to the extent arising under or related to the failure to comply with the requirements in effect during any time prior to the Closing Date, of any and all Environmental Permits or Environmental Laws which requirements: (i) in any way relate to the Leased Premises or activities performed thereon at any time prior to the Closing Date; or (ii) arise from Environmental Conditions.

"Environmental Laws" means, collectively, any and all federal, state, local or municipal laws, ordinances, rules, regulations, directives, orders, authorizations, decrees, notices, permits, binding plans, demand letters or other mandates, proscriptions or prescriptions of any nature, whether current or future of a Governmental Authority relating in any way to any Hazardous Substance, protection of the environment, protection of natural resources, or protection of health and safety, including, without limitation, those relating to emissions, discharges, releases or threatened emissions, discharges or releases to, on, onto or into the environment of any Hazardous Substance.

"Environmental Matters" means any matter arising out of or relating to health, safety, pollution, Environmental Laws, compliance with Environmental Laws or protection of the environment (indoor or outdoor), including, without limitation, any of the foregoing relating to the presence, use, production, generation, handling, transport, management, treatment, storage, disposal, distribution, discharge, release, migration, control or cleanup of, or exposure to, any Hazardous Substance.

"Environmental Notice" means any summons, citation, directive, order, claim, litigation, pleading, investigation, proceeding, judgment, letter or any other written or oral communication from the United States Environmental Protection Agency (the "USEPA"), or any other Governmental Authority, or any other Person in any way related to any Environmental Law or Environmental Permit.

"Environmental Permits" means all governmental permits, licenses, registrations and authorizations required by Environmental Laws in order to operate the Business as currently operated by the Company.

"Excluded Assets" means those assets of the Business listed or described in
Section 2.2, and all rights of every nature, kind and description, tangible and
-----------
intangible attaching to them which are not part of the Transferred Assets.

"Excluded Obligations" means those obligations of the Business listed or described in Section 2.5 which are not part of the Assumed Obligations.
             -----------

"Financial Pack" means the monthly financial pack statements of the Business, consisting of the balance sheet of the Business as of November 26, 1999, and the related statements of operations and the cash flow of the Business for the month ended November 26,1999.

"Financial Statements" means the financial statements of the Business described in Section 3.1(t).
   --------------

"Governmental Authority" or "Governmental Authorities" means any government, any governmental entity, department, authority, commission, board, agency or instrumentality, and any judicial or administrative court, tribunal or judicial or arbitral body, whether foreign, supranational, federal, state or local.

"Hazardous Substance" shall mean any element, substance, compound or mixture (including, without limitation, any pollutant, contaminant, chemical, petroleum product or constituent or industrial, toxic or hazardous substance or waste and any degradation product thereof) whether solid, liquid or gaseous: (i) that is subject to regulation of any kind (including, without limitation, regulation by statute, rule, regulation, directive, ordinance, order, decree, notice, plan or demand letter) by any Governmental Authority with regard to protection of the environment or protection of health and safety.

"Indemnified Losses" means losses, damages, costs, Claims, expenses, liabilities, Taxes, interest, penalties, suits, judgments, orders, Liens, obligations and claims of any kind, whether administrative, judicial or otherwise, including, without limitation, the costs and expenses of assessments, settlements, investigations and compromises and also including, without limitation, reasonable attorneys', consultants', accountants' and expert witness fees and expenses, but excluding any special, indirect or consequential damages and any damages for lost profits related to Claims.

"Intangible Assets" shall have the meaning given to such term in Section 2.1(h).
                                                                 --------------

"Intellectual Property" shall have the meaning given to such term in Section
                                                                     -------
2.10.
----

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

"Knowledge" means with respect to the Company, the actual Knowledge of the individuals listed on Exhibit A, and with respect to Parent, the actual
                      ---------
Knowledge of the individual listed on Exhibit A.
                                      ---------

"Laws" means applicable federal, state, local, foreign or other laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court or similar Person established by any such governmental or political subdivision or agency thereof, including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes, but excluding Environmental Laws.

"Leased Premises" shall have the meaning given to such term in Section 3.1(f).
                                                               --------------

"Liability" means any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

"Licenses and Permits" means licenses, franchises, registrations, permits, approvals, certificates, certifications and other authorizations from all applicable Governmental Authorities which are necessary for the conduct of the Business of the Company and the conduct, ownership, use, occupancy and operation of the assets of the Business of the Company on the Closing Date; but specifically excluding Environmental Permits.

"Liens" means liens, encumbrances, claims, charges, security interests, rights of the Business and any third party, rights of redemption, equities, and any other restrictions or limitations of any kind or nature whatsoever.

"Material Adverse" (including all derivations thereof) means materially adverse to the operations, affairs, financial condition, assets, properties or prospects (financial or otherwise) of the Parent, the Company, or the Business, each taken as a whole.

"MedSource" shall have the meaning given to such term in the Preamble.

"MedSource Financial Statements" means the financial statements of MedSource described in Section 3.2(c).
             --------------

"MedSource Indemnitees(s)" shall have the meaning given to such term in Section
                                                                        -------
7.2.
---

"Notice" shall have the meaning given to such term in Section 9.9.
                                                      ------------

"Parent" shall have the meaning given to such term in the Preamble.

"Person" means any individual, corporation, Governmental Authority, limited liability company, partnership, trust, estate, unincorporated association or other entity.

"Personal Property" shall have the meaning given to such term in Section 2.1
                                                                 -----------
(a).
---

"Purchase Price" shall have the meaning given to such term in Section 2.7.
                                                              -----------

"Receivables" shall have the meaning given to such term in Section 2.1(b).
                                                           --------------

"Release" means (i) releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping of any Hazardous Substance occurring prior to the Closing Date, or (ii) as otherwise defined under any Environmental Law.

"Return" means any report, return, statement or other information required to be supplied to a Governmental Authority in connection with Taxes.

"Seller Indemnitee(s)" shall have the meaning given to such term in Section 7.3.
                                                                    -----------

"Shares" shall have the meaning given to such term in Section 2.7.
                                                      -----------

"Substantially Similar Products" means any product substantially similar to any of the Transferred Products or to any product developed, manufactured, marketed or sold by the Company in the thirty six (36) months preceding the Closing, provided however that (i) autoinjectors for needle or needleless injected drugs and (ii) any delivery system that mixes air with drugs (such as a spacer device) shall not be considered products that are substantially similar to the Transferred Products or to any other product developed, manufactured, marketed or sold by the Company in the thirty six (36) months preceding the Closing.

"Tax" or "Taxes" shall have the meaning given to such term in Section 3.1(d).
                                                              --------------

"Transfer Act" shall have the meaning given to such term in Section 4.2(a).
                                                            --------------

"Transaction Documents" means this Agreement and the Additional Agreements.

"Transferred Assets" shall have the meaning given to such term in Section 2.1.
                                                                  -----------

"Transferred Employees" shall have the meaning given to such term in Section
                                                                     -------
5.2(a).
------

"Transferred Products" means all of the products listed on Exhibit I.
                                                           ---------

"U.K. GAAP" means generally accepted accounting principles in effect in the U.K. as of the date of the subject financial statements or calculation, as the case may be, consistently applied.

"Web Site" should have the meaning given to such term in Section 2.1(h).
                                                         --------------

Article II. Sale and Purchase of Assets.
            ---------------------------

     2.1  Sale of Transferred Assets.
          --------------------------

     On the terms and subject to the conditions set forth in this Agreement, the Company will sell, convey, transfer and assign to Buyer, and Buyer will purchase and accept from the Company, all right, title and interest of the Company in and to all of the assets and rights of every nature, kind and description, tangible and intangible, of the Company that are used in the Business at the Closing, including, without limitation, the assets described in subsections (a) through
(0) hereof and set forth on Schedule 2.1, and excluding only the Excluded Assets, (collectively, the "Transferred Assets"), free and clear of all Liens:

          (a)  Personal Property.
               -----------------

     All machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, spare parts, vehicles and other items of tangible personal property (other than Inventory) owned or leased by the Company and located at its Danbury, Connecticut facility and used in the Business, including all research and development equipment and all such items as are listed on the fixed asset listing of the Company (the "Personal Property").

          (b)  Receivables.
               -----------

     All notes receivable and accounts receivable of the Business in existence at the Closing, (collectively, the "Receivables").

          (c)  Inventory.
               ---------

     All inventory of the Business and all inventory at the Bethel, Connecticut public warehouse, of all types, including but not limited to finished goods, work in process, raw materials and supplies (but excluding therefrom consignment goods).

          (d)  Lease.
               -----

     The leasehold interest in the Danbury, Connecticut real property leased from a third party (subject to lessor approval), and all of the Company's right, title and interest in and to all improvements thereon, together with all easements, rights of way, licenses and other interest therein.

          (e)  Contracts.
               ---------

     All rights and benefits of the Company under all contracts, agreements, personal property leases, the Bethel warehouse arrangement, vendor agreements, all employee agreements, consulting agreements, guaranties, purchase orders and commitments, leases, non-compete agreements, licenses, indemnities, commitments, arrangements, collective bargaining or similar agreement, purchase and sale orders, and all contracts which were entered into by the Company with an officer, director or significant employee of the Company; in each case to the extent such rights and benefits relate to the Business and are in existence on the Closing, but specifically excluding therefrom this Agreement and the Additional Agreements (the "Contracts").

          (f)  Licenses and Permits.
               --------------------

     All Licenses and Environmental Permits, to the extent such assignment or transfer is permitted by applicable law.

          (g)  Intellectual Property.
               ---------------------

     All patents, copyrights, trademarks, trade names, domain name registrations, service marks (including the trademark and name "Tenax" or any derivation thereof), logos and slogans, trade secrets, know-how, ideas, designs, processes, procedures, algorithms, discoveries or inventions used exclusively in the Business, as to which the Company has rights as a licensee or otherwise, and all of the goodwill associated therewith (collectively, the "Intellectual Property").

          (h)  Intangible Assets.
               -----------------

     All confidential information, customer lists, supplier lists, mailing lists, sales records and order information, restrictive covenants or indemnity rights of the Business, all computer software (including documentation and related object and source codes) used exclusively by the Business, all confidentiality obligations and similar obligations of present and former officers and employees of the Business, and all other information related exclusively to the Transferred Assets or the Business, in each case whether owned outright by the Company or as to which the Company has rights as a licensee or otherwise, and all web site content currently displayed at www.tenaxsoc.com other than that part of the content which constitutes an Excluded Asset (the "Web Site"), including but not limited to, any right, title or interest that the Company may have in web graphics, layout design, text, audio, video, pictures and all other forms of content, and any additional intellectual property relating to the framework and infrastructure of the web site including but not limited to, all software and know-how relating to the design, function or operation of the Web Site, and all of the goodwill associated therewith (collectively, the "Intangible Assets").

          (i)  Records and Documents.
               ---------------------

     All books, files, papers, technical and research analyses, sales, marketing and other studies, data and plans, records and other data pertaining exclusively to the Business (excluding generally income tax records), (collectively, the "Records"), provided that the Company and the Parent shall have the right, after the Closing, to access the Records and any other information the Company or Parent needs to access in order to comply with or respond to any audit or other inquiry, discovery or investigation.

          (j)  Telephone Numbers: Advertising Material.
               ---------------------------------------

     All rights and benefits in and to telephone and facsimile numbers, e-mail and website addresses and directory listings, post office boxes, forms, labels, shipping material, supplies, catalogs, brochures, art work, photographs and advertising and promotional materials relating to the Business.

          (k)  Corporate Name.
               --------------

     All right, title and interest in and to the business name "Tenax Corporation", and all similar names thereto, and all goodwill associated therewith.

          (l)  Warranties.
               ----------

     All right, title and interest in and to warranties and guaranties by, and rights, chases in action, and claims, known or unknown, matured or unmatured, accrued or contingent against, third parties, including rights in and to insurance and indemnity claims relating to the Transferred Assets or the Business.

          (m)  Prepaid Expenses.
               ----------------

     All right, title and interest in and to all prepaid expenses, advances, deposits, promotional discounts, rebates, refunds and all similar rights and claims relating to the Business.

          (n)  Rights of Recovery.
               ------------------

     All causes of action, judgments, settlements, claims, indemnity or other rights that relate to the Business or the Transferred Assets and all claims, suits, rights, awards, insurance proceeds, and similar assets or rights with respect to the Business or the Transferred Assets, except to the extent any of the foregoing relate to Excluded Obligations or Excluded Assets.

          (o)  Plans.
               -----

     The health and other plans of the Company relating to the Business as set forth in Section 2.1(o) of the Disclosure Memorandum (the "Assumed Plans").
         -------------

     2.2  Excluded Assets.
          ---------------

     Notwithstanding anything in this Agreement to the contrary, the Transferred Assets shall not include (collectively, the "Excluded Assets"): (a) any of the assets and properties located at or in the Company's facilities in North Carolina, or related to the Company's North Carolina operations; (b) any assets and properties identified or described on Schedule 2.2; (c) the name "Bespak" or
                                          ------------
any derivation thereof); (d) cash and cash equivalents in hand, in banks, or in transit for the accounts of the Company d/b/a/Bespak, Inc., the Parent, the Company or the Business; (e) any monies owed to the Company by any Affiliate of the Company; and (f) that certain Services Agreement, dated as of November 11,1992, by and among the Company, Tenax Holding Corporation, Tenax Corporation of North Carolina, Inc., Bespak Inc. and the Parent.

     2.3  Method of Conveyance.
          --------------------

     Upon payment of the Purchase Price described in Section 2.7, Company shall
                                                     -----------
sell, transfer, convey, assign and deliver to the Buyer title to and exclusive possession of all of the Transferred Assets free and clear of any and all Liens, by the Company's execution and delivery of an Assignment and Assumption Agreement, Trade Mark Assignment, Lease Assignment and other instruments of conveyance and transfer listed in the Closing Agenda.

     2.4  Assumed Obligations.
          -------------------

     At the Closing, the Buyer shall assume and agree to pay or perform, as appropriate, the following obligations and liabilities of the Company and the Business (the "Assumed Obligations"): (a) any and all liabilities, trade payables, accounts payable, obligations and commitments relating to the Business or to the Transferred Assets that are either reflected in the Financial Pack and have not been discharged by the Company prior to the Closing Date, or that have been incurred after the period covered in the Financial Pack in the ordinary course of the Business; (b) any and all liabilities, obligations and commitments arising out of the Transferred Assets (including any Licenses and Permits, Environmental Permits, Contracts or Leases); (c) liabilities in respect of employees of the Business, but only to the extent provided in Section 5.2; (d)
                                                              -----------
any and all liabilities in respect of Environmental Matters as provided in
Article IV; and (e) any and all liabilities listed on Schedule 2.4.
----------                                            ------------

     2.5  Excluded Obligations.
          --------------------

     The Buyer is not assuming, and the Company shall remain fully responsible for, all past, present and future indebtedness, liabilities, obligations, contracts and commitments of the Company and any predecessors in interest of the Business, known or unknown, fixed or contingent, whether arising out of or resulting from the Business or the assets thereof or otherwise, that are not Assumed Obligations (the "Excluded Obligations") provided, however, except as specifically provided in this Agreement, that the Company shall have no liability for the operation of the Business on and after the Closing Date. The Excluded Obligations shall include, without limitation, any and all liabilities set forth on Schedule 2.5 and any liabilities, arising from or related to:
             ------------

     (a) any present or future liability or obligation of the Company for Taxes of any kind or nature whatsoever, whether federal, state or local, including without limitation, Taxes on capital gains, or the income of the Company prior to or after the Closing Date (including any income realized by the Company as a result of the sale of the Business); provided, however, that the Company shall have no liability for Taxes related to the Business on and after the Closing Date;

     (b) any liabilities, obligations or commitments of the Company or the Business (x) arising under any contracts, agreements or commitments that are not part of the Transferred Assets, or (y) arising under or related to the Contracts or Leases to the extent related to or attributable to any failure by the Company or the Business to comply with the terms thereof or to the extent related to any action or inaction of the Company or the Business on or before the Closing Date;

     (c) any liability or obligation relating to an Excluded Asset;

     (d) any debt of the Company or the Business other than accounts payable and trade payables which are Assumed Obligations, and including debt, accounts payables or trade payables owed to an Affiliate of the Company;

     (e) any obligation or liability of the Company, rising from a breach of a representation or warranty herein on its part or its failure to fully, faithfully and promptly perform any agreement or covenant on its part contained herein; provided, however, that this provision shall not operate to extend the period for which the Company and the Parent indemnify MedSource and Buyer for any breach of the Company's representations, warranties, agreements and covenants contained herein beyond December 31, 2001, nor shall it operate to increase the maximum indemnification payment the Parent and the Company is obligated to pay MedSource or the Buyer under Section 7.8 above Seven Million,
                                              -----------
Seven Hundred Thousand and 00/100 United States Dollars (US$7,700,000) plus the Shares and, in such case, on the terms and conditions set forth in Section 7.8.
                                                                   -----------

     (f) any obligation or liability of the Company to the extent the same arose prior to the Closing Date out of or resulting from noncompliance with any Laws relating to health and safety standards applicable to employees, employee benefit plans, wage and hour Laws or other labor related matters or otherwise;

     (g) any obligation or liability of the Company to the extent that the Company shall actually recover monies from an insurer for such liability or obligation;

     (h) any expenses of the Company incurred in connection with consummating the sale of the Transferred Assets and Assumed Obligations to Buyer, it being understood that all such expenses (including but not limited to fees and expenses of finders such as PricewaterhouseCoopers, investment bankers, business brokers, attorneys and accountants) shall not be paid by the Company out of any of the Transferred Assets;

     (i) except as otherwise provided in Section 5.2, any pension,
                                         -----------
profit-sharing or workmen's compensation or other employee benefit or post retirement plan, and any liability or obligation arising thereunder;

     (j) any liability or obligation for, with respect to, related to or arising out of any goods sold, shipped or delivered by the Company prior to the Closing Date, including but not limited to any liability as a result of any injury to persons or property;

     (k) any liability for cash overdrafts of the Company;

     (l) any and all liability or obligation in connection with the Company's capital leases; and

     (m) except as otherwise provided in Article IV, any and all liabilities in
                                         ----------
respect of Environmental Matters.

     2.6  Closing Date.
          ------------

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 am on the Closing Date, at the offices of Robinson & Cole LLP, One Boston Place, Boston, Massachusetts or at such other date, time and place as may be agreed upon by the parties.

     2.7  Purchase Price.
          --------------

     The aggregate consideration for the Transferred Assets and the covenant not to compete shall be (i) the sum of Seven Million Seven Hundred Thousand and 00/100 United States Dollars (US$7,700,000.00); plus (ii) five thousand (5,000) shares of Common Stock of MedSource (the "Shares"), which Shares will represent at Closing approximately one-half percent (.5%) of MedSource's outstanding Common Stock after the Closing, on a fully diluted basis (collectively the "Purchase Price").

     2.8  Payment Terms.
          -------------

     The Purchase Price shall be payable by MedSource and the Buyer to the Company at the Closing as follows: (a) by delivery to the Company by wire transfer, in immediately available funds, of Seven Million Seven Hundred Thousand and 00/l00 United States Dollars

(US$7,700,000); and (b) by delivery to the Company (to be renamed at Closing, Bespak, Inc.) of the share certificates representing the Shares.

     2.9  Allocation.
          ----------

     The Purchase Price payable to the Company shall be allocated in the manner which may be agreed to by the parties following the Closing. If the parties cannot agree on such allocation within sixty (60) days of the Closing, the allocation shall be determined by a third party appraiser. The third party appraiser shall be selected by Buyer, with the Company's consent, not to be unreasonably withheld, and the cost of the third party appraiser shall be borne equally by Buyer and the Company. The third party appraiser's determination shall be binding on the parties. Buyer and the Company agree to act in accordance with such allocations in all returns, reports and filings and to complete and timely file Form 8594 pursuant to the provisions of Section 1060 of the Code and the Treasury Regulations promulgated thereunder.

Article III. Representations and Warranties.
             ------------------------------

     3.1  The Company and Parent.
          ----------------------

     The Company has prepared and delivered to MedSource and the Buyer a disclosure memorandum (the "Company Disclosure Memorandum") setting forth any and all exceptions or supplemental information to the representations, warranties and covenants contained in this Section 3.1 and Articles IV and V of this Agreement, and has delivered or made available to MedSource and the Buyer documents and materials pursuant to or in connection with this Agreement, and any and all modifications or amendments to the documents and material as of the Closing have been or will be delivered or made available to MedSource and the Buyer with the Company Disclosure Memorandum.

     Subject to the exceptions and qualifications set forth in the Company Disclosure Memorandum, and provided that none of the following relate to Environmental Matters (which are addressed exclusively in Article IV) the
                                                          ----------
Company and Parent, jointly and severally, hereby represent and warrant to MedSource and the Buyer that on the Closing Date:

          (a)  Organization and Qualification.
               ------------------------------

     The Company is a corporation organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. The Company is qualified or licensed to do business in those jurisdictions(which are identified in the Company Disclosure Memorandum) where the conduct of the Business requires it to be licensed or qualified, except where the failure to do so would not have a Material Adverse effect resulting from, related to or arising out of the imposition of any Taxes other than income or income based Taxes. The Company has all requisite power and authority to own or lease those properties currently owned or leased by it, and to conduct those businesses presently conducted by it. The Company's issued and outstanding capital stock is wholly owned by the Parent, indirectly, and the Parent is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock of Bespak Holdings (U.K.) Limited, which is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock of Bespak Holdings, Inc., which is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock of the Company.

          (b)  Authorization: No Restrictions, Consents or Approvals.
               -----------------------------------------------------

     The Company and Parent have full power and authority to enter into and perform the Transaction Documents to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, and all corporate action necessary to authorize the execution and delivery of the Transaction Documents and the performance by each of their respective obligations hereunder has been duly taken. Each of the Transaction Documents to which it is a party has been duly executed by the Company and Parent and constitutes the legal, valid, binding obligation of the Company and Parent, enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. The execution and delivery of the Transaction Documents, the sale of the Transferred Assets and the consummation by the Company of the transactions contemplated herein, do not (i) conflict with or violate any of the terms of the Certificate of Incorporation and By-Laws of the Company or the Parent or any applicable Law, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which the Company or Parent is bound or to which any property of the Company or Parent is subject, or constitute a default thereunder, (iii) result in the creation or imposition of any Lien on any of the Transferred Assets, or (iv) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other authorization from a Governmental Authority to which the Company or Parent is a party or by which the Company or Parent may be bound, or result in the violation by the Company or Parent of any Laws to which the Company or Parent or any assets of the Company or each of Parent may be subject, which would have a Material Adverse Effect on the transactions contemplated herein. Other than the transfer of Licenses and Permits and Environmental Permits, no Governmental Authority authorization, approval, order, consent, or tiling is required, including, without limitation, any filings which may be required under the Laws, on the part of the Company or the Parent in connection with the execution, delivery, and performance of the Transaction Documents.

          (c)  Absence of Certain Changes.
               --------------------------

     Since April 30, 1999, (i) no event, condition or circumstance has occurred that would have a Material Adverse effect on the Business, Transferred Assets or Assumed Obligations, or on the condition (financial or otherwise), results of operations or prospects of the Company or the Business; and (ii) the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, since April 30, 1999, the Company has not (A) made any change in any method of accounting or accounting practice, principle or policy used by the Company with respect to the Business,
(B) incurred any indebtedness, obligation or liability with respect to the Business or paid, satisfied or discharged any indebtedness, obligation or liability with respect to the Business prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business, or (C) made any change or modification in any manner of the Company's
(x) billing and collection policies, procedures and practices of the Business with respect to accounts receivable or unbilled charges, (y) policies, procedures and practices of the Business with respect to the provision of discounts, rebates or allowances, or (z) payment policies, procedures and practices of the Business with respect to accounts payable.

          (d)  Taxes.
               -----

     The Company has timely filed (timely being understood to include all properly granted extensions) all returns required to be filed by it on or before the Closing Date with respect to all federal, state, local and foreign income, payroll, employment, unemployment, withholding, excise, sales, personal property, use, business and occupation, franchise and occupancy, real estate, or other taxes (all of the foregoing taxes including interest and penalties thereon and including estimated taxes, being hereinafter individually as the "Tax" and collectively the "Taxes"). All Returns were or will be correct and complete in all material respects and all Taxes shown as due thereon have been paid and the Company has paid all other Taxes for which it has received a notice of assessment or a demand for payment. The Company has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by Law to be withheld or collected. The Company is not a party to or has received any notice with respect to any pending or, to the Company's Knowledge, proposed, action by any Governmental Authority for assessment or collection of Taxes, or is party to any dispute or, to the Company's Knowledge, threatened dispute and the Company has not received a notice of any such claim for assessment or collection of Taxes.

          (e)  Title to Transferred Assets.
               ---------------------------

     The Company has good and marketable title to all of the Transferred Assets, except for those Transferred Assets leased or licensed pursuant to Contracts, free and clear of any Liens. The Transferred Assets do not include any real property owned by the Company. Notwithstanding anything to the contrary in this Agreement, neither the Company nor the Parent makes a representation or warranty as to its rights, ownership or title to the web graphics, layout design, text, audio, video, pictures or all other forms of content, or any additional intellectual property relating to the framework or infrastructure of the Web Site including but not limited to, all software or know-how relating to the design, function or operation of the Web Site, or whether the Company's interest in the same being transferred to Buyer hereunder is free and clear of any Liens.

          (f)  Leases.
               ------

     The Company Disclosure Memorandum sets forth a complete and accurate listing or description of all real property Leases to which the Company is a party in connection with the Business. The Company Disclosure Memorandum lists the location of all of the leased premises (the "Leased Premises"), the dates of the Lease and any and all amendments thereto. To the Company's Knowledge or the Parent's Knowledge, each of the Leases is valid, binding and enforceable in accordance with its terms, and is in full force and effect; there are no existing defaults on the part of the Company or, to the Company's Knowledge, any other party, under any Lease; each such Lease will, subject to obtaining any consent listed in the Company Disclosure

Memorandum, continue to be in full force and effect on the same terms and conditions immediately after the Closing without the need for any action on the part of MedSource or the Buyer except for the Buyer's performance of the Assumed Obligations. The Company's interest in each of the Leases is free and clear of all Liens. The Company has not granted to any Person any right to the possession, use, occupancy or enjoyment of the Leased Premises; and the Company lawfully maintains actual and exclusive possession of all portions of the Leased Premises. To the Company's Knowledge, there is not now pending or contemplated any reassessment on real estate taxes or otherwise of any parcel included in the Leased Premises which would result in a Material Adverse change in the rent, additional rent or other sums and charges payable by the Company under any Lease or pertaining to any Leased Premises. To the Company's Knowledge, the Company has not received notice of any breach or violation of any covenant, condition, restriction, right of way or easement, or any condemnation or eminent domain proceeding affecting the Leased Premises or part thereof.

     All buildings, structures and other improvements included within the Leased Premises, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair for their type and age, normal wear and tear excepted. The water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Leased Premises are sufficient to enable the Leased Premises to continue to be used and operated in the manner currently being used and operated.

          (g)  Contracts and Other Documents.
               -----------------------------

     The Company Disclosure Memorandum sets forth a list of all Contracts (other than real property Leases and employee contracts) which involve payment or receipt of more than Ten Thousand and 00/l00 United States Dollars (US$l0,000.00). Except for those Contracts or Leases which are listed on the Company Disclosure Memorandum or which have been entered into by the Company in the ordinary course of business and do not involve payment or receipt of more than Ten Thousand and 00/l00 United States Dollars (US$l0,000.00), the Company is not a party to any Contract or similar document. To the Company's Knowledge or the Parent's Knowledge, no material default by the Company or any other party exists, or has been claimed or alleged by any Person with respect to any Contract, and no event that with notice or lapse of time or both would constitute a material default under any Contract or other instrument to which the Company is a party or by which it is bound. Other than as set forth on the Company's Disclosure Memorandum, no consent, approval, claim, authorization or waiver from, or notice to, any Governmental Authority or other Person is required in order to maintain in full force and effect any of the Contracts. The Company has listed on the Company Disclosure Memorandum, those consents deemed by MedSource to be material consents, and such material consents have been obtained by the Company, and copies thereof have been given to Buyer.

          (h)  Labor Difficulties.
               ------------------

     Except as set forth in the Company Disclosure Memorandum, (i) the Company is not a party with respect to the Business to a union agreement or collective bargaining agreement and to the Company's Knowledge, no attempt to organize any employees of the Company has been made, proposed or threatened; (ii) there is no labor strike, formal dispute, formal grievance, arbitration proceeding, general slowdown or stoppage, or charge of unfair labor practice pending before a court, regulatory body or arbitration tribunal, or affecting or, to the Company's Knowledge, threatened against the Transferred Assets, and to the Company's Knowledge or Parent's Knowledge, no event has occurred which would constitute reasonable grounds for such a strike, dispute, grievance, proceeding or charge; and (iii) there are no charges or complaints of discrimination pending or, to the Company's Knowledge, or Parent's Knowledge, threatened before the United States Equal Employment Opportunity Commission or any other federal, state, local or foreign agency or tribunal against the Company or any of Parent in connection with the Business.

          (i)  ERISA; Employee Benefit Plans.
               -----------------------------

     The Company Disclosure Memorandum contains a list of all of the material plans, funds, policies, programs, arrangements or understandings sponsored or maintained by the Company (or any other Affiliate of the Company with a physical location in the United States), or with respect to which the Company has material actual or contingent liabilities, pursuant to which any employee of the Company (or any dependent or beneficiary of any such employee) might be or become entitled to any type of benefit offered under an "employee pension benefit plan" within the meaning of Section 3(3) of ERISA (collectively referred to as the "Employee Benefit Plans"). The Company has provided copies of all Employee Benefit Plans to MedSource.

     No Employee Benefit Plan is subject to Title IV of ERISA.

     No Assumed Plan has any material unfunded benefit obligation and no Employee Benefit Plan provides retiree health or life coverage, except as required by law. Each Assumed Plan and the 401 (k) Plan has been administered in all material respects in accordance with applicable Laws.

          (j)  Employees.
               ---------

     The Company has provided to MedSource a list of: (i) the names, current salaries or wage rates, bonus and titles, of all of the Business' key employees;
(ii) any employment agreements or arrangements with regard to each of the foregoing, or any increases required by any agreement or understanding with each of the foregoing; and (iii) a description of any informal understanding concerning employees' rights to continue to receive compensation during any periods during which such employees are not performing any services for the Company. All key employees are identified in the Disclosure Memorandum. Except as set forth in the Company Disclosure Memorandum, as of the Closing there will be no bonuses, profit sharing, incentives, commissions or other compensation of any kind, including, without limitation, severance benefits, and accrued vacation time or pay, due to or expected by present or former employees of the Company with respect to the Business which have not been fully paid prior to such date or are expected to be paid by the Company within fifteen (15) days after the Closing.

          (k)  Licenses and Permits.
               --------------------

     The Company has obtained, has fully paid for, and has, in full force and effect, all material Licenses and Permits. The Company Disclosure Memorandum sets forth a complete and accurate list of all material Licenses and Permits. To the Company's Knowledge, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension, modification, or limitation of any of the Licenses and Permits and will not give to any Person any right to revoke, cancel, suspend, modify, or limit any of the Licenses and Permits. Renewal of each of the Licenses and Permits has been timely applied for to the extent required under all Laws, and to the extent appropriate to protect renewal rights thereunder. To the Company's Knowledge, there is no fact or event which is likely to prevent the renewal of any of the Licenses and Permits under existing-Law or which, with the passage of time or the giving of notice or both, is likely to constitute a violation of the terms of any of the Licenses and Permits or of any applications or agreements made in connection therewith. All Licenses and Permits as of the Closing are fully paid.

          (l)  Receivables.
               -----------

     All of the Receivables arose from bona fide transactions in the ordinary course of business of the Company, have not been discounted, and no counterclaim or right of set-off has been asserted with respect thereto. The Financial Pack accurately sets forth the amounts of the Receivables in existence as of the date of the Financial Pack, and any applicable reserves with respect to such Receivables are reflected in the Financial Pack.

          (m)  Absence of Undisclosed Liabilities.
               ----------------------------------

     Except as set forth in the Company Disclosure Memorandum, and except with respect to Environmental Matters (which are the subject of Article IV), as of
                                                           ----------
April 30, 1999, there is no material liability (individually or in the aggregate) connected with the Business that is not fully reflected or disclosed in the Financial Statements which would be required to be disclosed or reflected in the Financial Statements in accordance with U.K. GAAP, and since April 30, 1999, there is no material liability (individually or in the aggregate) connected with the Business that has been incurred other than in the ordinary course of business, and there is no material liability (individually or in the aggregate) of the Company which would have a Material Adverse effect on the business, operations, condition or prospects of the Business.

     The accounts payable set forth in the balance sheets referred to in the Financial Pack or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable as at the Closing Date, in accordance with the respective invoices relating thereto.

          (n)  Compliance With Law.
               -------------------

     Except with respect to Environmental Matters (which are the subject of
Article IV), since 1992, the Business has been operated, and on the Closing Date
----------
is, in material compliance in all respects with all applicable Laws, and to the Company's Knowledge or the Parent's Knowledge, neither Company nor the Parent have received any written notice of any alleged breach by the Business of any Laws.

          (o)  Intellectual Property and Intangible Assets.
               -------------------------------------------

     The Company owns or possesses exclusive, valid and binding licenses or other rights to use, whether or not registered, all Intellectual Property and Intangible Assets. The Company Disclosure Memorandum sets forth a complete and accurate list of all such registered Intellectual Property and Intangible Assets (identifying those owned and those licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements relating thereto. The Company is not required to pay any royalty, license fee or similar compensation with respect to the Intellectual Property or Intangible. Assets in connection with the current or prior conduct of its Business. To the Company's Knowledge or Parent's Knowledge, the use by the Company of any of the Intellectual Property or Intangible Assets does not violate the proprietary rights of any other Person. To the Company's Knowledge or Parent's Knowledge, no Person is infringing upon the Intellectual Property or Intangible Assets. To the Company's Knowledge or Parent's Knowledge, no Person, other than the Company, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property or Intangible Asset.

          (p)  Pending Litigation.
               ------------------

     There are no actions, suits, claims, enforcement actions, or proceedings
(i) pending or, to the Company's Knowledge or the Parent's Knowledge, threatened against the Company or any Person by reason of it or he being a director, Parent, or officer of the Company and (ii) related to the Business, whether at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would have a Material Adverse effect on the business, financial position, or results of operations of the Business or on Buyer's title to the Transferred Assets, in each case taken as a whole; nor is there outstanding any writ, order, decree, or injunction applicable to the Company, the Business or Parent that (i) calls into question the Company's or Parent's authority or right to enter into this Agreement and consummate the transactions contemplated hereby, or (ii) would otherwise prevent or delay the transactions contemplated by this Agreement.

          (q)  Customer List.
               -------------

     The Company has delivered to MedSource a true and correct copy of the Company's top ten customers list as of the Closing. Neither Company nor Parent is aware of (i) any supplier or customer of the Business which intends to discontinue or substantially diminish or change its relationship with the Business or the terms of its relationship with the Business, (ii) supplier of the Business which intends to materially increase prices or charges for goods or services presently supplied, or (iii) material supplier to the Business which is likely to become unable to continue its relationship with the Business, or supply the goods or services which it presently supplies to the Business, without significant change in the terms and conditions of any relevant relationship or supply arrangement. Other than in the ordinary course of business, there are no returns or consignment sales pending.

          (r)  Transferred Assets; Ownership of Assets and Rights.
               --------------------------------------------------

     The assets, properties and rights included in the Transferred Assets together with the Leased Premises comprise all of the assets, properties, and rights of every type and description, real, personal and mixed, tangible and intangible, used by the Company in the conduct of the Business as conducted during the twelve (12) months prior to the Closing Date.

     All material Personal Property is listed in the detailed fixed assets ledger relating to the Business included in the Confidential Disclosure Memorandum. The Personal Property conforms in all material respects to all requirements of applicable Laws. The portion of the Transferred Assets constituting fixed assets, taken as a whole, and individually, as to any piece of equipment currently valued for more than Five Thousand and 00/l00 United States Dollars (US$5,000.00), are in good working order and repair for equipment of like type and age, reasonable wear and tear excepted.

     The Company Disclosure Memorandum includes a capital budget for the fiscal year ending April 30, 2000. Except as set forth in the Company Disclosure Memorandum or set forth in the capital budget, no capital expenditures are contemplated by the Company for the Business for current fiscal year ending April 30, 2000.

     There are no assets, properties or rights which are used both by the Business and the other activities of the Company which are not being purchased by the Buyer.

          (s)  Inventory.
               ---------

     The inventory included in the Transferred Assets is and was acquired, and has been maintained, in the ordinary course of business, and is usable, leasable or saleable in the ordinary course of business, except to the extent that financial reserves have been recorded against such inventory in the Financial Pack. Except as set forth in the Financial Pack, the Company with respect to the Business is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers. There is no asset of the Business other than inventory in the Bethel warehouse.

          (t)  Financial Statements.
               --------------------

     The Company has delivered to MedSource or its advisors the audited balance sheets of the Business together with the related statements of operations and cash flows (including the related notes) for the fiscal years ended April 30, 1997, 1998 and 1999 (the "Financial Statements") and the Financial Pack. The Financial Statements, as applicable, and the Financial Pack have been derived from, and agree with, the books and records of the Company and were (i) prepared in accordance with U.K. GAAP as of the dates involved and (ii) consistently applied to, throughout the periods presented and fairly present, in all material respects, the combined assets, liabilities, financial position and results of operations of the Business as of the respective dates thereof and for the periods indicated, subject, in the case of the Financial Pack, to normal fiscal year end adjustments in the ordinary course of business (none of which, individually or in the aggregate, will be material). The Financial Statements as of and for the fiscal year ended April 30, 1999, and the Financial Pack, as applicable, reflect all Transferred Assets and Assumed

Obligations, except for Transferred Assets acquired or sold and Assumed Obligations discharged or incurred after the date of such Financial Statements, or the Financial Pack, as applicable, in each case in the ordinary course of business.

          (u)  Related Party Transactions.
               --------------------------

     No director, officer, supervisory employee or stockholder of the Company
(i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any organization which has a material contract or arrangement with the Company or (ii) has any contract or agreement with the Company.

          (v)  Transferred Products.
               --------------------

     The Transferred Products are listed or described in the Company Disclosure Memorandum. The list of Transferred Products includes every product developed or manufactured at the Company's Danbury, Connecticut facility since January 1, 1999.

          (w)  Year 2000 Functionality.
               -----------------------

     As of the Closing, to the Company's Knowledge or to the Parent's Knowledge, all critical areas of the Business and its operations that could be adversely affected by the risk that computed applications used by the Business may be unable to recognize and accurately perform date-sensitive functions involving dates prior to, during and after December 31, 1999, are functioning in all material respects as they had been prior to December 31, 1999.

          (x)  Investment Intent.
               -----------------

     Parent and Company acknowledge that the offer and sale of the Shares contemplated under Section 2.8 have not been registered under any U. S. Federal,
                   -----------
provincial, state or other securities Laws or securities legislation (collectively, the "Securities Laws"). If issued and delivered in accordance with such Section 2.8, Seller is acquiring the Shares for investment for its own
          -----------
account and not with a view to the distribution of any of the Shares.

          (y)  Product Claims.
               --------------

     Neither the Parent nor the Company has received notice of any product liability claims, nor to the Company's Knowledge or to the Parent's Knowledge, have any product liability claims been the threatened against the Company or against any other party with respect to the Transferred Products or products of the Business. The Company Disclosure Memorandum lists all service and product liability claims seeking damages in excess of One Thousand and 00/l00 United States Dollars (US$l,000.00) asserted against the Company (or in respect of which the Company has received notice) with respect to the products of the Business during the last five (5) years. Claims not listed in the Company Disclosure Memorandum do not aggregate more than Twenty Thousand and 00/l00 United States Dollars (US$20,000.00).

          (z)  Warranties and Returns.
               ----------------------

     The Company Disclosure Memorandum sets forth a summary of the practices and policies followed by the Company with respect to warranties and returns of any products manufactured or sold by it with respect to the Business, whether such practices are oral or in writing or are deemed to be legally enforceable. There is not presently, nor has there been since January 1, 1997, any failure or defect in any product sold by the Company with respect to the Business that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of returned or defective goods of the Company in excess of Ten Thousand and 00/l00 United States Dollars (US$l0,000.00) in the aggregate for all such transactions with respect to products sold by it since January 1, 1997.

          (aa) Insurance.
               ---------

     The Company has provided to MedSource or its advisors all policies of insurance of any kind or nature covering the Business, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance. All such policies (i) are in full force and effect; and (ii) are valid and enforceable policies.

          (bb) Delivery of Documents.
               ---------------------

     The Company has heretofore delivered or made available to MedSource or its advisors true, correct and complete copies of all documents, instruments, agreements and records or extracts or portions of such documents, instruments, agreements and records, which are referred to in this Article III, or in the Company Disclosure Memorandum.

          (cc) Contributed Assets.
               ------------------

     The Affiliates of the Company have contributed such assets to the Company related to the Business as is necessary to conduct the Business.

          (dd) No Misstatements or Omissions.
               -----------------------------

     No representation or warranty by the Company or Parent contained in this Agreement and no statement contained in the Company Disclosure Memorandum or other document signed by the Company or the Parent and listed in the Closing Agenda, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

     3.2  MedSource and the Buyer.
          -----------------------

     MedSource and the Buyer have prepared and delivered to Company and Parent a disclosure memorandum (the "MedSource Disclosure Memorandum") setting forth any and all exceptions or supplemental information to the representations, warranties and covenants contained in Section 3.2 and Article V of this Agreement, and have delivered to
             -----------
Parent and Company documents and materials pursuant to or in connection with this Agreement, and any and all modifications or amendments to the documents and material as of the Closing have been or will be delivered to Parent and Company with MedSource Disclosure Memorandum. Subject to MedSource Disclosure Memorandum, MedSource and the Buyer hereby jointly and severally represent and warrant to the Company and Parent that on the Closing Date:

          (a)  Organization and Qualification.
               ------------------------------

     MedSource is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Buyer is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. MedSource is qualified or licensed to do business in those jurisdictions (which are identified in MedSource Disclosure Memorandum) where the conduct of its business requires it to be licensed or qualified, except where the failure to do so would not have a material adverse effect resulting from, related to or arising out of the imposition of any Taxes other than income or income based Taxes. Each of the Buyer and MedSource has all requisite power and authority to own or lease those properties currently owned or leased by it, and to conduct those businesses presently conducted by it. MedSource's authorized, issued and outstanding capital stock is as described in MedSource Disclosure Memorandum, and the ownership is as set forth in MedSource Disclosure Memorandum. Except as set forth in the Disclosure Memorandum, MedSource has not entered into any agreement, arrangement or side letter with a shareholder of MedSource that differs, in form or substance, from the Shareholder's Agreement entered into by the Company and MedSource at Closing, the form of which is attached hereto as Exhibit G.
                                        ---------

     The Buyer's issued and outstanding membership interests are wholly owned by MedSource, indirectly, and MedSource is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding capital membership interests of MedSource Technologies, LLC. MedSource Technologies, LLC is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding membership interests of Buyer.

          (b)  Authorization: No Restrictions, Consents or Approvals.
               -----------------------------------------------------

     Each of MedSource and the Buyer have full power and authority to enter into and perform the Transaction Documents, and has taken all necessary corporate action to authorize the execution and delivery of the Transaction Documents and the performance by MedSource and the Buyer of its respective obligations hereunder and thereunder, including the power and authority of MedSource to issue the Shares to the Company at the Closing. The Transaction Documents have each been duly executed by MedSource and Buyer and constitute the legal, valid, binding obligation of MedSource and the Buyer, enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. The execution and delivery of the Transaction Documents, the delivery of the Shares and the consummation by MedSource and Buyer of the transactions contemplated herein, do not (i) conflict with or violate any of the terms of the Certificate of Incorporation and By-Laws of MedSource, the Certificate of Formation, or the limited liability company agreement of the Buyer or any applicable Law, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which MedSource or the Buyer is bound or to which any property of MedSource or the Buyer is subject, or constitute a default thereunder, (iii) result in the creation or imposition of any Lien on any of the Purchase Price, or (iv) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other authorization from a Governmental Authority to which MedSource or the Buyer is a party or by which MedSource or the Buyer may be bound, or result in the violation by MedSource or the Buyer of any Laws to which MedSource or the Buyer or any assets of MedSource or the Buyer may be subject, which would have a material adverse effect on the transactions contemplated herein. No governmental or regulatory authorization, approval, order, consent, or filing is required, including, without limitation, any filings which may be required under the Laws, on the part of MedSource or the Buyer in connection with the execution, delivery, and performance of the Transaction Documents.

          (c)  Financial Statements.
               --------------------

     MedSource has delivered to the Company the MedSource Financial Statements, which include the audited balance sheet of MedSource as of June 30, 1999, together with the related statements of operations for the three month period ended June 30, 1999, and the unaudited balance sheet of MedSource as of October 31, 1999, together with the related statements of operations and cash flows (including the related notes) for the four month period ended October 31, 1999. The Financial Statements have been derived from, and agree with, the books and records of MedSource and were (i) prepared in accordance with generally accepted accounting principals in effect in the United States as of the dates involved and (ii) consistently applied to, throughout the periods presented and fairly present, in all material respects, the combined assets, liabilities, financial position and results of operations of MedSource as of the respective dates thereof and for the periods indicated, subject, in the case of the unaudited balance sheet as of October 3 1, 1999, to normal fiscal year end adjustments in the ordinary course of business (none of which, individually or in the aggregate, will be material). Since June 30, 1999, (i) no event, condition or circumstance has occurred that would have a material adverse effect on the business of MedSource, or on the condition (financial or otherwise), results of operations or prospects of the MedSource; and (ii) MedSource has been conducted in the ordinary course and consistent with past practice.

          (d)  Pending Litigation.
               ------------------

     There no actions, suits, claims, enforcement actions, or proceedings pending or, to MedSource's knowledge, or the Buyer's knowledge, threatened against MedSource, the Buyer or any Person by reason of it or he being a director, parent, or officer of MedSource or the Buyer, whether at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would have a material adverse effect on the business, financial position, or results of operations of MedSource, the Buyer or on the Company's title to the Shares, in each case taken as a whole; nor is there outstanding any writ, order, decree, or injunction applicable to MedSource or the Buyer that (i) calls into question the Buyer's or MedSource's authority or right to enter into the Transaction Documents and consummate the transactions contemplated hereby or thereby, or (ii) would otherwise prevent or delay the transactions contemplated by this Agreement or the other Transaction Documents.

          (e)  Compliance With Law.
               -------------------

     MedSource's and the Buyer's businesses have been operated, and on the Closing Date are, in material compliance in all respects with all applicable Laws, and to MedSource's knowledge or the Buyer's knowledge, neither MedSource nor the Buyer have received any written notice of any alleged breach of any Laws.

          (f)  Capitalization of MedSource.
               ---------------------------

     The entire authorized capital stock of MedSource consists of: (i) four million (4,000,000) shares of Common Stock, $.0l par value, of which four hundred forty-four thousand eight hundred (444,800) shares are duly authorized and validly issued and outstanding; (ii) one million (1,000,000) shares of preferred stock, $.01 par value, of which thirty-eight thousand two hundred fifty-six (38,256) shares of Series A Preferred Stock, three hundred thirty-two thousand seven hundred twenty-eight (332,728) shares of 6% Series B Cumulative Convertible Redeemable Preferred Stock and sixty-five thousand (65,000) shares of Series Z Convertible Normal Value Redeemable Preferred Stock are duly authorized, validly issued and outstanding. The foregoing constitutes all of the issued and outstanding shares of capital stock of MedSource of whatever class, series or designation. The outstanding capital stock and other securities of MedSource are fully paid and nonassessable, have not been issued in violation of, and are not subject to, any preemptive or subscription rights, and have been issued in full compliance with all applicable federal and state securities laws or in accordance with exemptions therefrom. There are no outstanding warrants, options, subscriptions, convertible or exchangeable securities or other agreements, instruments, documents or commitments pursuant to which MedSource is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities of MedSource except as set forth in MedSource Disclosure Memorandum. The capital stock of MedSource is owned as set forth in the MedSource Disclosure Memorandum. The Shares will be issued to the Company at Closing free and clear of all Liens.

Article IV. Environmental Matters.
            ---------------------

     4.1  Environmental.
          -------------

     Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 4.1 are the exclusive
                                                 -----------
representations and warranties of Parent and Company concerning any and all Environmental Matters. Subject to the Company Disclosure Memorandum, Parent and Company, jointly and severally, represent and warrant to Buyer and MedSource that, on the Closing Date:

     (a) The Company has obtained all material Environmental Permits, including air permits, necessary for the operation of the Business. All such material Environmental Permits are set forth on the Company Disclosure Memorandum. All such Environmental Permits that have been obtained are and on the Closing Date will be in full force and effect and no action to revoke any of them is pending. The Company is in compliance in all material respects with all terms and conditions of such Environmental Permits, and to Parent's Knowledge or to Company's Knowledge, since 1992 has substantially complied in all material respects with the terms of all such Environmental Permits.

     (b) Neither Parent nor Company has received any Environmental Notice from any Governmental Authority seeking any information or alleging any violation of Environmental Laws, any Environmental Conditions or any Environmental Compliance Liability that could lead to Environmental Liability against the Company exceeding the De Minimis Amount.

     (c) Since 1992, there are no past or pending or, to Parent's Knowledge or Company's Knowledge, threatened Environmental Claims against the Company or, with respect to the Business, the Company or the Transferred Assets. Since 1992, neither the Parent nor the Company has received notice of any facts or circumstances which would form the basis for any Environmental Claim against the Company.

     (d) Since 1992, to Parent's Knowledge or Company's Knowledge, there has been no Release of a Hazardous Substance at, from or on the Leased Premises that could give rise to an Environmental Claim against the Company.

     (e) Other than as set forth in the Company Disclosure Memorandum, there have been no environmental investigations, studies, audits, test, reviews or other analyses (which have been reduced to writing) conducted by, on behalf, or are in the possession, of Company with respect to the Leased Premises that have not been delivered to Buyer prior to the execution of this Agreement.

     (f) To Parent's Knowledge or to Company's Knowledge, other than as set forth in the Company Disclosure Memorandum, there are no underground storage tanks located on the Leased Premises.

     Notwithstanding anything to the contrary in this Section 4.1, neither
                                                      -----------
Parent nor Company make any representations or warranties regarding Environmental Matters from and after the Closing Date.

     4.2  Connecticut Transfer Act.
          ------------------------

          (a)  Form III and Certifying Party.
               -----------------------------

     The parties acknowledge that the transaction contemplated by this Agreement is a "transfer of establishment" as defined in the Connecticut Transfer Act, Corm. Gen. Stat. Sections 22a-134 et seq. (the "Transfer Act"), and that neither the Parent nor Company will file either a Form I nor a Form II, as those terms are defined in the Transfer Act, pursuant to the Transfer Act. Company shall assume all liabilities, duties and responsibilities of a certifying party, as that term is defined in the Transfer Act, imposed by or arising from the Connecticut Transfer Act. Such compliance shall include, but not be limited to, preparing and providing to Buyer prior to the transfer a Form III, and filing with the Commissioner of Environmental Protection (the "Commissioner") such Form III within ten (10) days of Closing, along with an Environmental

Condition Assessment Form ("ECAF"), and paying all applicable fees. Company will also provide Buyer with a copy of the Form III and ECAF as filed with the Commissioner. Buyer shall have the right and opportunity to review all filings prior to submission, and may object to a filing only if the Company has failed to fully and accurately disclose information or comply with the Transfer Act or its regulations. The Company and the Parent shall have no other obligation as to Environmental Matters other than as set forth in this Article IV.
                                                      ----------

          (b)  Costs of Investigation; Costs of Remediation.
               --------------------------------------------

     The parties agree to share equally the costs of the investigation required as a result of the Form III tiling. Company shall have its environmental consulting firm separate costs for investigation and remediation. Upon receipt of an invoice for investigation, Company shall promptly forward a copy of the invoice to Buyer, who shall forward to Company funds equal to one-half (l/2) of the invoice total within thirty (30) days of receipt of the invoice. Buyer shall contribute no more than Fifty Thousand and 00/l00 United States Dollars (US$50,000.00) for these costs. Company and Parent shall be solely responsible for costs in excess of Buyer's contribution. Parent and Company shall be solely responsible for the costs of the remediation of the Leased Premises, except that, to the extent remediation is required as a result of the actions or omissions of Buyer after the Closing, Buyer shall be responsible for such costs, and shall reimburse Company such costs promptly upon request.

          (c)  Communication with Third-Parties.
               --------------------------------

     Unless required by law, Buyer shall not communicate with the Connecticut Department of Environmental Protection (the "DEP") or any third party with respect to the investigation and/or the remediation or any matter arising out of or related to the Environmental Conditions, except with the written authorization of Parent and Company. Buyer shall not take any action that may result in increasing the cost of investigations and/or remediation.

          (d)  Indemnification.
               ---------------

     Subject to Article VII, Parent and Company shall indemnify and hold Buyer
                -----------
harmless from any claims, losses, damages, liabilities, costs and other expenses related to non-compliance with the Transfer Act. Subject to Article VII, Parent
                                                            -----------
and Company shall also indemnify and hold Buyer harmless from any claims, losses, damages, liabilities, costs and other expenses arising solely out of Company's investigation and/or remediation of the Leased Premises performed pursuant to this Section 4.2, except for such injury or damage caused solely by
                 -----------
the willful acts or negligence of any employee, representative, agent, contractor or subcontractor of Buyer. Subject to Article VII, Buyer shall
                                                 -----------
indemnify and hold Parent and Company harmless from any claims, losses, damages, liabilities, costs and other expenses caused solely by the willful acts or negligence of any employee, representative, agent, contractor or subcontractor of Buyer.

          (e)  Access to Leased Premises; Cooperation.
               --------------------------------------

     Buyer agrees to grant Company, its agents, employees, contractors, representatives and invitees, as well as all representatives of local, state and federal governmental agencies, reasonable access to the Leased Premises to perform or observe the investigation and the remediation, from the Closing Date until receipt by Seller of written agreement from the DEP certifying completion of all investigation, remediation and monitoring related to the Leased Premises, or verification by a licensed environmental professional ("LEP") that the investigation and remediation has been conducted in accordance with the remediation standard regulations (the "RSRs") and any audit of such verification by the DEP. The Buyer and MedSource agree to assist and cooperate with the Company and Parent or take other action as may reasonably be requested by the Company to permit the Company to perform under this Section 4.2, to give the Company access to any information regarding
           -----------
the Leased Premises, and assist and cooperate with any required submissions to the DEP or to the LEP, until receipt by Seller of written agreement from the DEP certifying completion of all investigation, remediation and monitoring related to the Leased Premises, or verification by a licensed environmental professional ("LEP") that the investigation and remediation has been conducted in accordance with the RSRs and any audit of such verification by DEP.

          (f)  Insurance.
               ---------

     Company agrees to provide Buyer copies of certificates of insurance for all workers' compensation, commercial general liability, business automotive liability, and umbrella or excess liability insurance policies maintained by its environmental consultant and its subcontractor(s) pr to entry to the Leased Premises, and to have Buyer named as an additional insured on such policies.

     4.3  Unknown and Certain Known Environmental Conditions.
          --------------------------------------------------

     Subject to Article VII, Parent and Company shall also indemnify and hold
                -----------
Buyer harmless from any claims, losses, damages, liabilities, costs and other expenses, including reasonable attorney's fees, arising out of(i) any unknown Environmental Conditions or (ii) the presence of constituents in the soil or groundwater at the Leased Premises related to, or emanating from, the adjacent facility operated by Risdon Corporation.

Article V. Additional Covenants.
           --------------------

     From and after the Closing, the parties hereto shall be bound by the following covenants:

     5.1  Covenant Not to Compete.
          -----------------------

     (a) In order to induce MedSource to enter into and perform this Agreement, Company on behalf of itself, and Parent on behalf of itself and each Affiliate of Parent, agrees that, for a period of two (2) years beginning on the Closing Date (the "Restricted Period"), it shall not, without the prior written consent of MedSource, for its own account or jointly or in combination with another Person, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise: (i) develop, manufacture, market or sell the Transferred Products or any other product developed, manufactured, marketed or sold by the Company in the thirty six (36) months preceding the Closing, or any Substantially Similar Products; or (ii) solicit or induce, or in any manner attempt to solicit or induce, any individual who is employed in the

Business at the Closing Date to leave such employment, whether or not such employment is pursuant to a written contract or otherwise.

     (b) Notwithstanding anything herein to the contrary, it shall not be a breach of the covenants contained in Section 5.1(a) for Company or Parent, or an
                                     --------------
Affiliate of Parent to own (of record or beneficially) on the Closing Date the shares of a Person that develops, manufactures, markets or sells: (i) the Transferred Products or any other product developed, manufactured, marketed or sold by the Company in the thirty six (36) months preceding the Closing, or (ii) any Substantially Similar Products; provided, however, that such shares represent (A) in the case of a Person that has any class of its equity securities quoted or listed, no more than five percent (5.00%), and (B) in the case of any other Person, no more than ten percent (10.00%), of the capital stock or other equity interest of any such Person.

     (c) Notwithstanding anything herein to the contrary, in the event Parent or any of its Affiliates agrees to acquire any other Person or business after the Closing Date, or is acquired by any other Person or business after the Closing Date, whether in the form of a merger, stock purchase, purchase and assumption, collection of a loan or otherwise, it shall not be a breach of the covenants contained in Section 5.1(a) for Parent or its Affiliate (or any acquiring entity
             --------------
or its Affiliates, if applicable) to consummate such transaction, continue to operate any lines of business in which such Person or its subsidiaries were engaged at the time of such acquisition, and expand such Person or business.

     (d) Notwithstanding anything herein to the contrary, and subject to the further provisions of this Section 5.1(d) it shall not be a breach of the
                           --------------
covenants contained in Section 5.1 for Parent and Company to continue to operate
                       -----------
worldwide the business of the Parent and its Affiliates, including the Company's business located in North Carolina as the same are currently operated and to expand worldwide business of the Parent and its Affiliates, including the Company's business located in North Carolina provided, that neither the Parent nor the Company shall expand in violation of Section 5.1 (a).
                                             ---------------

     5.2  Employees and Employee Benefit Matters.
          --------------------------------------

          (a)  Employees.

     For purposes of this Section 5.2, "Employees" are hereby defined as
                          -----------   ---------
follows: (i) all persons employed by the Company for the Business immediately before the Closing Date; and (ii) all employees of the Company who are absent from work with the Business on account of sickness or leave of absence on the Closing Date and who are reasonably expected to return to active employment within ninety (90) days following the date such employee was first absent from employment, or for whom an obligation to rehire exists under an agreement assumed by Buyer. Employees who accept offers of employment with the Buyer shall be referred to as "Transferred Employees".

     MedSource shall cause the Buyer to take the actions required to be taken by Buyer pursuant to this Section 5.2.
                       -----------

          (b)  Employees' Employment.
               ---------------------

     The Buyer shall offer employment, effective on the Closing Date, to each of the Employees. At the Closing, the Buyer shall offer to Employees (other than Peter Kershaw, Dianne Lewis and Douglas Woodruff), employee benefits and compensation rates that are, in the aggregate for all Employees, substantially similar to those provided to such Employees immediately prior to the Closing Date. Nothing in this Agreement shall preclude Buyer after the Closing from terminating the employment of any such Employee, changing compensation rates, or modifying or terminating any employee benefit.

          (c)  Employee Benefits.
               -----------------

     The Buyer shall treat service of each Transferred Employee with Company and its predecessor companies before the Closing Date as if such service had been with the Buyer for purposes of determining eligibility to participate, eligibility for benefits, benefit calculations, benefit forms and vesting (but not for benefit accruals under any defined benefit pension plan) under Buyer's employee benefit plans (within the meaning of Section 3(3) of ERISA).

          (d)  Severance Benefits.
               ------------------

     From and after the Closing Date, Transferred Employees shall be eligible for benefits in accordance with the terms of Buyer's severance or separation pay policies or plans and Peter Kershaw's severance benefits in accordance with
Section 5.2(e). Buyer shall recognize the service of each such Transferred
--------------
Employee with the Company for eligibility, vesting, and benefit determinations under the applicable severance or separation pay policy or plan on the same basis as such service was recognized by the Company. If the Company is required to pay severance benefits or similar payments to an Employee as a result of the Employee's failure to accept employment with the Buyer where the employment offered by the Buyer requires relocation more than thirty-five (35) miles from the Employee's primary work location immediately prior to the Closing Date or, as a result of Buyer's failure to offer employment to such Employee in accordance with the requirements of Section 5.2(b), Buyer shall reimburse the
                                    --------------
Company for the entire amount of the severance benefits that are payable by the Company to such Employee. Buyer shall make such reimbursement within ten (10) days of receipt of notice of payment by the Company.

          (e)  Assumption of Liabilities.
               -------------------------

     Except as specifically provided otherwise in this Section 5.2, on the
                                                       -----------
Closing Date, MedSource and the Buyer shall assume all employee-related liabilities and obligations with respect to Employees and their beneficiaries and dependents that accrue or are incurred or arise on or after the Closing Date. As of the Closing Date, the Company shall not be responsible for wages, salaries and other employee benefits for Employees for service of such Employees with MedSource or the Buyer that accrue or are incurred or arise on or after the Closing Date. The active participation of all employees of the Business in each employee benefit plan shall cease on the Closing Date. Buyer shall be responsible for the obligations under Peter Kershaw's agreement with the Company dated September 12, 1996, as amended by letter agreement dated July 9, 1999, provided that if Mr. Kershaw is terminated by Buyer, Company agrees to reimburse

Buyer for up to six (6) months of Mr. Kershaw's then current salary, and provided further that if Mr. Kershaw does not accept employment with the Buyer, then the Company shall be solely responsible for obligations under Peter Kershaw's agreement with the Company dated September 12, 1996, as amended by letter agreement dated July 9, 1999.

          (f)  Vesting in Plan.
               ---------------

     As of the Closing Date, the Company shall fully vest the account balances of each Employee participating in the Company's Qualified Individual Account Retirement Plan (the "401(k) Plan"). Employees shall not accrue additional benefits on or after the Closing Date under the 401 (k) Plan.

          (g)  Workers' Compensation.
               ---------------------

     On and after the Closing Date, the Buyer shall assume liability under workers' compensation laws for claims incurred on or after the Closing Date with respect to Transferred Employees. The Company shall remain liable for all workers' compensation claims incurred prior to the Closing Date. A claim for worker's compensation benefits shall be deemed to be incurred upon the occurrence of the event giving rise to such claim.

          (h)  Welfare Benefit Plans.
               ---------------------

               (i) The Buyer shall assume at Closing the Assumed Plans. The Buyer shall provide all persons covered under the Assumed Plans as of the Closing ("Covered Persons") with credit during the current plan year under the Buyer's health benefit plans for payments made by Covered Persons under the Company's health benefit plans for purposes of determining deductibles and out-of-pocket expenses under the Buyer's health benefit plans. The Buyer shall not impose on Covered Persons enrolling in Buyer's welfare benefit plans within the first thirty days after the date such plans are offered to Covered Persons, pre-existing condition provisions, proof of insurability requirements, or any similar conditions or requirements that would delay commencement of the Covered Persons participation in, or limit the Covered Persons level of coverage under, any of the Buyer's welfare benefit plans (within the meaning of Section 3(l) of ERISA).

               (ii) From and after the Closing Date, Buyer shall pay, discharge, and be responsible for all claims and liabilities for the welfare benefits of the Covered Persons incurred on or after the Closing Date. For purposes of this Agreement, the following claims and liabilities shall be deemed to be incurred as follows: (a) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, disability or accident giving rise to such benefits;
          (b) long-term disability, upon the event or commencement of the condition resulting in the disability giving rise to such benefit; (c) hospital provided health, dental, prescription drug or other benefits, which become payable with respect to any hospital confinement, upon commencement of such confinement; and (d) health, dental and/or prescription drug benefits, upon provision of such services, materials or supplies.

               (iii) The Buyer shall be responsible for health care continuation obligations under Section 4980B of the Code and Section 601 through 608 of ERISA ("COBRA") for those Covered Persons who are employed by the Business. The Company agrees that it shall retain the obligation to comply with the certification requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to all individuals covered under any health or medical plan sponsored by the Company who lost coverage at any time prior to the Closing Date.

          (i)  Vacation Pay.
               ------------

     The Buyer shall assume liability for all unpaid vacation pay banked or accrued by any Employee prior to the Closing Date, provided such liability has been accrued by the Company and is reflected in the Financial Pack, or accrued after the date of the Financial Pack in the ordinary course of the Business.

          (j)  WARN Act.
               --------

     MedSource shall be responsible for, and indemnify and hold harmless the Company, with respect to compliance with and liability under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") and any other similar law, including any requirement to provide any notifications or pay in lieu of notice, in respect of Transferred Employees who are terminated on or after the Closing Date. The Company shall be responsible for, and indemnify and hold harmless MedSource, with respect to compliance with and liability under the WARN Act and any other similar law, including any requirements to provide notifications or pay in lieu of notice, in respect of employees of the Company terminated prior to the Closing Date and employees of the Company after the Closing Date, other than the Transferred Employees.

          (k)  u.

     With respect to the payment of the annual bonuses and any commissions earned by those Employees falling within the category of "middle management" in respect of the Company's current fiscal year (the "Annual Bonus and Commissions"), the Company shall pay over to the Buyer at Closing Twenty-Five Thousand and 00/l00 United States Dollars (US$25,000.00), to be used by the Buyer toward the Annual Bonus and Commissions. The Twenty-Five Thousand and 00/100 United States Dollars (US$25,000.00) shall not be paid by the Company out of any of the Transferred Assets. MedSource and the Buyer shall pay and be solely responsible for the Annual Bonus and Commission due Employees. The Parent shall pay and be solely responsible for those bonuses payable to the key employees (as defined in the Disclosure Memorandum) for a bonus due as a result of the Closing and for any other bonus or the pro rata portion of any other bonus due to such key employees for all periods ending on or before December 3 1, 1999, pursuant to letter agreements with such key employees, each dated May 21, 1999. To Parent's Knowledge, no key employee (as defined in the Company's Disclosure Memorandum) plans to resign from the Company or the Business at or upon the Closing.

          (l)  401(k) Plan.
               -----------

     Buyer agrees that a defined contribution plan that is qualified under
Section 401 (a) of the Code established or designated by Buyer shall accept trust-to-trust transfers of all Transferred Employees' account balances under the 401 (k) Plan as soon as practicable after the Closing Date. Such transfers will satisfy all applicable Laws and shall be made in cash. The parties agree to cooperate to effectuate such transfers. Upon the transfer of said account balances, such established or designated plan and Buyer shall be responsible for all liabilities for the accrued benefits attributable to such Transferred Employees and shall recognize, for all purposes, service with the Company and Affiliates of the Company prior to the Closing Date to the same extent that such service is recognized under the 401 (k) Plan.

          (m)  Administration.
               --------------

     Buyer and the Company shall each make its appropriate employees and data regarding employee benefit coverage available to the other at such reasonable times as may be necessary for the proper administration by the other of any and all matters relating to employee benefits and worker's compensation claims affecting, its employees.

          (n)  Termination Costs.
               -----------------

     All costs payable to third parties solely relating to terminating the Assumed Plans within one (1) year from the Closing shall be paid by the Company, either directly to the sponsor of the plan or to Buyer, within twenty (20) days of receiving an invoice from MedSource describing such cost. The costs payable pursuant to this Section 5.2(n) are special costs solely related to termination,
                 --------------
and exclude premium and normal administrative charges. All premium and normal administrative charges shall be payable by MedSource for the period on and after the Closing, until termination of the plan.

     5.3  Change of Corporate Name.
          ------------------------

     At the Closing, (a) the Company shall change its name to Bespak, Inc. and any Affiliate of the Company whose name includes "Tenax" shall change its name to a name which does not include "Tenax") and is reasonably acceptable to Buyer, and (b) the Company, Parent and its Affiliates shall cease using the name "Tenax" or any derivative or confusingly similar name, on any stationery or for any other on-going business purposes.

     5.4  Further Assurances.
          ------------------

     At the Closing and from time to time after the Closing, at the reasonable request of MedSource and without further consideration on reasonable prior notice, Company will promptly execute and deliver to MedSource such certificates, instruments of perfection and other instruments of sale, conveyance, assignment, and transfer, and take such other perfection and other instruments of sale, conveyance, assignment, and transfer, and take such other action as may reasonably be requested by MedSource to more effectively sell, convey, assign, and transfer to and vest in Buyer or to put Buyer in possession of, the Transferred Assets (including permits, registrations, regulatory approvals, licenses and certificates) free and clear of all Liens. In addition, upon MedSource's consent and request, Company will also take such actions as may be necessary (including, without limitation, refraining from assigning to others or terminating or otherwise failing to perform under any contract of the Business for fifteen (15) calendar days after Closing) to assign to Buyer any Contracts of the Business that were not listed on the Company Disclosure Memorandum. From the Closing until the expiration of the applicable statute of limitations for any inquiries or audits on Taxes, the Buyer agrees to maintain the files, books, records and software licenses of the Business, unless and until the Buyer has given the Company and the Parent at least one hundred and twenty (120) days notice specifying the file, book, record or software license Buyer is terminating or destroying, and gives the Company access to the file, record or book and/or the ability to print data using the software license. The Buyer agrees to also promptly provide the Company with printed and/or disk copies of all such files, books and records, upon the Company's request. The Buyer and it employees agree to cooperate, at the Buyer's expense, with the Company, to permit the Company to timely respond to and comply with any inquiries or audits regarding Taxes or otherwise. The Company will reimburse Buyer for reasonable costs incurred by the Buyer associated with copying any records, files or information or retrieving records, files, books or information from third parties.

     5.5  Respironics Escrow.
          ------------------

     The Parent has deposited the sum of Seventy-Five Thousand and 00/l 00 United States Dollars (US$75,000.00) (the "Escrow Amount") with Robinson & Cole LLP (the "Escrow Agent") to be held and disbursed as provided in this Section
                                                                      -------
5.5. The Escrow Amount is being escrowed on account of a rebate which may be due
---
Respironics, Inc. pursuant to a letter agreement by and between the Company and Respironics dated April 30, 1999 (which letter agreement is part of the Transferred Assets).

     The Escrow Amount shall be held in the name of Escrow Agent as "escrow agent and trustee" in an interest bearing statement savings account at the Escrow Agent's bank using the taxpayer identification number of the Company. The Escrow Amount and any interest earned thereon less any bank charges is herein referred to as the "Escrow Fund". The Escrow Agent shall disburse the Escrow Fund in accordance with the joint written instructions of Company and Buyer, which instructions shall be sent to the Escrow Agent no later than July 30,2000, and which instructions shall be in accordance with the following: (i) if the rebate is not due to Respironics Inc. under the terms of the letter agreement, then the Escrow Fund shall be returned to the Company; and (ii) if a rebate is due to Respironics under the terms of the letter agreement, then the Escrow Fund shall be used to pay the rebate or to reimburse the Buyer for paying the rebate, and the balance of the Escrow Fund, if any, shall be returned to the Company. No later than July 15,2000, the Buyer shall confirm to the Company and the Escrow Agent whether any rebate is due, and if a rebate is due, the amount and supporting detail for the rebate.

     If there is any dispute between Buyer and the Company as to the disposition of the Escrow Fund, the Escrow Agent shall continue to hold the Escrow Fund subject to the order of a court of competent jurisdiction as to the disposition thereof or, at the option of the Escrow Agent at any time after the Escrow Agent becomes aware of such dispute or at any time after six (6) months from the date hereof, the Escrow Agent may deposit the Escrow Fund with the clerk of a court of competent jurisdiction and commence an action in the nature of an interpleader for a determination of the respective rights of Buyer and the Company in the Escrow Fund and, in such case, recover the Escrow Agent's costs and expenses, including a reasonable attorney's fee.

     5.6  Website.
          -------

     The content of the Website which constitutes an Excluded Asset under
Schedule 2.2 shall be deleted from the Website by the Buyer as soon as
------------
practicable after Closing, but in no event later than sixty (60) days.

Article VI. The Closing.
            -----------

     At the Closing, each party hereto will deliver to other parties hereto the Transaction Documents to which it is a party, in accordance with the Closing Agenda, which is attached hereto as Exhibit H.
                                    ---------

Article VII. Survival of Representations and Warranties; Indemnification.
             -----------------------------------------------------------

     7.1  Survival of Representations and Warranties and Covenants.
          --------------------------------------------------------

     The representations, warranties, covenants, agreements and indemnities of the parties contained in this Agreement or any Additional Agreement, or in any writing delivered pursuant to the provisions of this Agreement or any Additional Agreement, will survive any investigation prior, on or subsequent to the date of this Agreement made by any party or its representatives and the consummation of the transactions contemplated in this Agreement, any Additional Agreement or in any writing delivered pursuant to the provisions of this Agreement or any Additional Agreement and will continue in full force and effect for the periods specified below (each such period a "Survival Period"):

     (a) representations, warranties, covenants, agreements and indemnities relating to title to Transferred Assets, the representations, warranties, covenants, agreements and indemnities set forth in Section 4.2, the reporting or
                                                   -----------
payment of or Liability for Taxes, fraud or willful misrepresentation, and fraudulent or willful incompleteness of disclosure will survive until expiration of any applicable statute or period of limitations, and any extensions of the applicable statute or period of limitations;

     (b) all representations, warranties, covenants, agreements and indemnities set forth in Section 5.1, will be of no further force and effect on the date
             -----------
that is two (2) years from the Closing Date;

     (c) all representations, warranties, covenants, agreements and indemnities set forth in Sections 4.1 and 4.3, will be of no further force and effect on the date that is five (5) years from the Closing Date; and

     (d) all other representations, warranties, covenants, agreements and indemnities for which no survival period or termination date is set forth elsewhere in this Agreement, will be of no further force and effect after December 3 1,200 1; provided, however, that the Survival Period will be extended automatically to include any time period necessary to resolve a claim for indemnification which arises out of any written notice to MedSource Indemnitor or Seller Indemnitor advising such Indemnitor of the facts or circumstances that may give rise to a claim for indemnification, provided notice was delivered before expiration of the Survival Period. Liability for any item will continue until the Claim will have been finally settled, decided or adjudicated.

     7.2  Indemnification by the Company and Parent.
          -----------------------------------------

     In accordance with and subject to the further provisions of this Article
                                                                      -------
VII, the Parent and the Company (each, a "MedSource Indemnitor") will, jointly
---
and severally, indemnify and hold harmless MedSource, the Buyer and its Affiliates, and their respective officers, directors, agents and employees (collectively, "MedSource Indemnitees"), from and against and in respect of any and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (the "Indemnified Losses") suffered or incurred by any one or more of MedSource Indemnitees by reason of, or arising out of:

     (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement or covenant of the Company or the Parent contained in this Agreement, the Assignment and Assumption Agreement, the Trademark Assignment, the Domain Name Assignment and the Lease Assignment;

     (b) all liabilities and obligations of, or claims, demands or actions against, the Business, or the Transferred Assets, whether known or unknown, accrued, absolute, contingent or otherwise, existing (i) as of the date of this Agreement or (ii) at any time hereafter with respect to periods on or prior to the Closing (without regard as to whether the same also relates to or is in respect of a period after the Closing), to the extent not an Assumed Obligation;

     (c) the ownership, operation or conduct of the Excluded Assets;

     (d) any and all Claims, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid any Claims, suits, proceedings, demands, assessments, judgments, fees and expenses or to oppose the imposition of any Claims, suits, proceedings, demands, assessments, judgments, fees and expenses, or in enforcing this Agreement, including the provisions of this Article VII;
                                                                 -----------
and any and all claims, liabilities and obligations relating to the Assumed Plans which relate to periods prior to the Closing Date, whether the claims are made before or after the Closing Date;

provided, however, that no MedSource Indemnitor shall be obligated to indemnify any MedSource Indemnitee under this Section 7.2 with respect to any Indemnified
                                    -----------
Losses to the extent such individual losses were caused by any such inaccuracy, breach, nonperformance or violation which was disclosed by the Parent or Company in the Company Disclosure Memorandum.

     7.3  Indemnification by MedSource and Buyer.
          --------------------------------------

     MedSource and the Buyer will jointly and severally indemnify and hold harmless Parent and Company and their respective officers, directors, agents and employees (the "Seller Indemnitees"), for any Indemnified Losses suffered or incurred by any of such Seller Indemnitees by reason of, or arising out of:

     (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of MedSource and Buyer (including the agreements of MedSource and Buyer in Section 4.2) contained in this Agreement or in any Additional
             -----------
Agreement or Closing Document;

     (b) any and all Claims, suits, proceedings, demands, assessments, judgments, fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid any Claims, suits, proceedings, demands, assessments, judgments, fees and expenses or to oppose the imposition of any Claims, suits, proceedings, demands, assessments, judgments, fees and expenses, or in enforcing this Agreement; and

     (c) any and all claims, liabilities and obligations relating to the Assumed Plans which relate to periods after the Closing Date;

provided, however, that MedSource and Buyer shall not be obligated to indemnify any Person under this Section 7.3 with respect to any Indemnified Losses to the
                      -----------
extent such Loss was caused by any such inaccuracy, breach, nonperformance or violation that was disclosed by MedSource and the Buyer in MedSource Disclosure Memorandum.

     7.4  Indemnification Payments.
          ------------------------

     All indemnity payments, whether by MedSource, the Buyer the Company or Parent, to be made under this Agreement shall be made in immediately available funds.

     7.5  Defense of Claims.
          -----------------

     (a) If any Claim by a third party arises after the Closing Date for which MedSource Indemnitors may be liable under the terms of this Agreement, then MedSource Indemnitees will notify MedSource Indemnitors in accordance with the provisions of this Section 7.5, and will give such MedSource Indemnitors a
                   -----------
reasonable opportunity: (i) to conduct any proceedings or negotiations in connection with the Claim and necessary or appropriate to defend such MedSource Indemnitees; (ii) to take all other steps or proceedings required to settle or defend any Claim; and (iii) to employ counsel reasonably acceptable to such MedSource Indemnitees to contest any Claim in the name of such MedSource Indemnitees or otherwise. Subject to Section 7.5(b), the expenses of all
                                     -------------
proceedings, contests or lawsuits with respect to the Claims will be borne by MedSource Indemnitors.

     (b) If any Claim by a third party arises after the Closing Date for which Seller Indemnitors may be liable under the terms of this Agreement, then the Seller Indemnitee will notify the Seller Indemnitors in accordance with the provisions of this Section 7.5, and will give such Seller Indemnitors a
                   -----------
reasonable opportunity: (i) to conduct any proceedings or negotiations in connection with the Claim and necessary or appropriate to defend the such Seller Indemnitees; (ii) to take all other steps or proceedings required to settle or defend any Claim; and (iii) to employ counsel reasonably acceptable to such Seller Indemnitees to contest any Claim in the name of such Seller Indemnitees or otherwise. Subject to Section 7.5(b), the expenses of all
                                     -------------
proceedings, contests or lawsuits with respect to the Claims will be borne by Seller Indemnitors.

     (c) Notwithstanding Section 7.5(a) if (i) a MedSource Indemnitee or a
                         -------------
Seller Indemnitee determines in good faith that there is a reasonable probability that such a Claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification hereunder, or (ii) the Claim seeks injunctive or similar relief, or (iii) it is a Claim brought or initiated by a Governmental Authority, such Indemnitee may, by notice to MedSource Indemnitor or the Seller Indemnitor, as applicable, assume the exclusive right to defend, compromise or settle such Claim, and such Indemnitor shall be obligated to reimburse the legal fees, costs and expenses of that defense.

     (d) If MedSource Indemnitor or Seller Indemnitor does not assume the defense of, or if after so assuming such Indemnitor fails to defend, any such Claims, then MedSource Indemnitees or Seller Indemnitees, as applicable may defend against any Claims in the manner they may deem appropriate and such Indemnitees may settle any Claims on the terms they deem appropriate, and such Indemnitor will promptly reimburse such Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by such Indemnitees in connection with the defense against and settlement of any Claims. If no settlement of any Claims are made, such Indemnitor will satisfy any judgment rendered with respect to any Claim, before such Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by such Indemnitees in the defense of any claim or action.

     (e) If a judgment is rendered against any MedSource Indemnitees or Seller Indemnitees in any Claim covered by the indemnification under this Agreement, or any Lien in respect of any judgment attaches to any of the assets of any such Indemnitees, MedSource Indemnitor or Seller Indemnitor, as applicable, will immediately upon any entry or attachment pay the relevant judgment in full or discharge the relevant Lien unless, at the expense and direction of such Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the Lien is stayed. If and when a final judgment is rendered in any action, such Indemnitor will forthwith pay any judgment or discharge any Lien before any of such Indemnitees is compelled to do so.

     (f) Any notice required to be given to a MedSource Indemnitor or a Seller Indemnitor pursuant to Section 7.5(a) shall be given no later than the latter
                       --------------
of: (i) the end of the first half of the term within which an answer or other response to the Claim is required to be made (the "Answer Period") and (ii) two
(2) Business Days after receipt by a MedSource Indemnitee or a Seller Indemnitee, as applicable, of notice of the action. Such Indemnitor shall assume the defense of any Claim, if at all, by notice to such Indemnitees no later than the earlier of: (i) the end of the second third of the Answer Period and (ii) three (3) Business Days prior to the date by which an answer or other response to the Claim is required to be made. Such Indemnitor's failure to notify such Indemnitees within the specified time shall be conclusively deemed an election by such Indemnitor not to assume such defense. Any failure by such Indemnitees to give the requisite notice within the time specified in this Section 7.5(f)
                                                               --------------
will not
relieve an Indemnitor of the obligation to indemnify Indemnitees pursuant to this Article VII except to the extent that the defense of any Claim is
     -----------
materially prejudiced by the delay.

     (g) The Indemnitor or the Indemnitee, as appropriate, shall have the right to participate in the defense of any Claim related to a loss that is the subject of indemnification at its sole cost and expense and the cost and expense of that participation shall not be a loss that is indemnified.

     7.6  Remedies Exclusive: Duty to Mitigate.
          ------------------------------------

     (a) The right to indemnification, if any, with respect to breaches of representations, warranties and covenants pursuant to this Article VII shall
                                                           -----------
constitute the sole and exclusive remedy with respect thereto, shall preclude any other monetary award (whether at law or in equity), and shall preclude assertion by any party hereto of any right to any such monetary award from the other party, other than in the case of fraud or intentional misconduct, in which case each Person shall have all such remedies as may be available at law, in equity or otherwise. Nothing in this Article VII shall limit the remedies
                                     -----------
available to a party to enforce its right to indemnification or to injunctive relief.

     (b) Each indemnified party shall cooperate with each indemnifying party with respect to resolving any actual or potential Indemnified Losses arising out of, attributable to, or resulting from any inaccuracy in or breach of any of the representations, warranties, covenants or agreements of the other relevant parties hereto, including by making such commercially reasonable efforts to mitigate any or all such Indemnified Losses as the indemnified party would reasonably use in mitigating its own losses (assuming it were not indemnified hereunder). In the event that any indemnified party shall fail to make such efforts as are described in the preceding sentence, then, notwithstanding anything else to the contrary contained in this Agreement, the indemnifying party shall not be required to indemnify any Person to the extent of any or all of the Indemnified Losses that could reasonably have been avoided if the indemnified party had made such efforts, but only to that extent.

     7.7  Minimum Indemnified Losses.
          --------------------------

     The parties shall have the right to obtain indemnification under this Agreement as follows:

     (a) with respect to MedSource and the Buyer, once aggregate Indemnified Losses relating to the Business for which MedSource and its Affiliates are otherwise entitled to indemnification under this Article VII exceed One Hundred
                                                 -----------
and Fifty Thousand and 00/l 00 United States Dollars (US$150,000.00), any Indemnified Losses in excess of One and 00/100 United States Dollar ($1.00) shall be recoverable in accordance with the terms hereof; or

     (b) with respect to Company and Parent, once aggregate losses for which Parent and Company are otherwise entitled to indemnification under this Article
                                                                        -------
VII exceed One Hundred and Fifty Thousand and 00/100 United States Dollars
---
(US$150,000.00), such aggregate losses in excess of One and 00/100 United States Dollar ($1.00) shall be recoverable in accordance with the terms hereof.

     7.8  Maximum Indemnification.
          -----------------------

     No party shall have any right to obtain an indemnification payment under this Agreement to the extent the aggregate of the amounts received by such party and its Affiliates, and the successors and assigns of such party and its Affiliates, as indemnification payments hereunder exceeds an amount equal to (i) Five Hundred Thousand and 00/100 United States Dollars (US$500,000.00) for indemnification payments by MedSource and the Buyer to Company, Parent and its Affiliates, or (ii) Three Million, Eight Hundred Fifty Thousand and 00/100 United States Dollars (US$3,850,000.00) for aggregate indemnification payments by Company and Parent to MedSource and the Buyer; provided, however, that to the extent Indemnified Losses for which MedSource and Buyer are entitled to indemnification under this Article VII are suffered by MedSource or the Buyer
                           -----------
and MedSource and the Buyer are able to prove by clear and convincing evidence that Company or the Parent intentionally misrepresented a material fact, MedSource and the Company shall, notwithstanding anything set forth in this Agreement to the contrary, Indemnified Losses may include special, indirect or consequential damages and damages for lost profits so long as aggregate indemnification payments shall not exceed Seven Million, Seven Hundred Thousand and 00/100 United States Dollars US$7,700,000) plus the Shares; and provided, further, that the foregoing limitations shall not apply to MedSource and its Affiliates in respect of Indemnified Losses in respect of Taxes, Excluded Assets or Excluded Obligations.

     7.9  Subrogation.
          -----------

     Any indemnifying party shall be subrogated to any right of action which the indemnified party may have against any other Person with respect to any matter giving rise to a claim for indemnification hereunder.

     7.10 Adjustments to Indemnification.
          ------------------------------

     (a) All indemnity payments made under this Article VII shall be treated for
                                                -----------
accounting purposes as adjustments to the Purchase Price. All computations of indemnity payments due under this Article VII shall reflect the actual present
                                  -----------
cash cost of the obligation with respect to which the indemnity payment relates. If any Indemnified Party receives a Tax benefit by virtue of having paid or accrued an amount for which an indemnity payment is provided, the amount of such Tax benefit will be refunded to the Indemnifying Party making such indemnity payment when, as and if such Indemnified Party realizes a cash Tax savings from such Tax benefit.

     (b) The amount which any Indemnifying Party is or may be required to pay any Indemnified Party pursuant to this Article VII shall be reduced (including
                                       -----------
retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Indemnified Losses. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any expenses in obtaining the same).

Article VIII. Brokerage.
              ---------

     8.1  Finders and Brokers Fees.
          ------------------------

     Each of the parties represents that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any compensation including, without limitation, a commission or finder's fee, in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, Liability, damage, cost, Claim, or expense incurred by reason of any compensation, including, without limitation, brokerage, commission, or finder's fee, alleged to be payable because of any act, omission, or statement of the indemnifying party.

Article IX. General Provisions.
            ------------------

     9.1  Sales and Transfer Taxes.
          ------------------------

     The Company and/or Parent shall pay any and all taxes, federal, state, or local, in the nature of income, sales, use, transfer gains, conveyance, recording, ad valorem, stamp, transfer and any similar tax, fee or duty required to be paid in respect of the conveyance, assignment, or transfer to the Buyer of the Transferred Assets and the filing and recording thereof.

     9.2  No Third Party Beneficiaries.
          ----------------------------

     Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person (including, but not limited to, any employee or former employee of the Company) other than the parties hereto, and no other Person shall have any rights or remedies hereunder. Except as provided in Section 7.5, the Seller Indemnitees and MedSource Indemnitees shall have no
   -----------
rights or remedies hereunder.

     9.3  Expenses of the Parties; Certain Litigation.
          -------------------------------------------

     All expenses involved in the preparation, authorization, and consummation of this Agreement, incurred up to and including the Closing, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and the other parties shall have no liability in respect thereof provided, however, that nothing herein shall be construed to release or impair any claim for damages by any party. No such fees and expenses of the Company or the Parent are included as Assumed Obligations.

     9.4  Amendment and Waiver.
          --------------------

     This Agreement may not be changed or terminated orally. No waiver of compliance with any provision or condition hereof, and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

     9.5  Miscellaneous.
          -------------

     The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

     9.6  Binding Effect.
          --------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective administrators, legal representatives, successors and permitted assigns.

     9.7  Publicity.
          ---------

     The parties hereto expect to make a public announcement of the transactions contemplated herein as soon as practicable after the Closing pursuant to separate press releases in the forms substantially similar to the forms exchanged by MedSource and Parent. Until the Closing and thereafter, all general notices, releases, statements and communications to employees, suppliers, distributors and customers of the Business and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Parent and MedSource; provided, however, that (i) each of MedSource and the Buyer, and Company and Parent shall be entitled to make a public announcement relating to the proposed transaction if, in the opinion of its legal counsel, such announcement is required to comply with Law or any Environmental Law or applicable stock exchange rules and regulations (in which case the disclosing party shall use its best efforts to provide the other party with as much advance notice as possible with respect to the reasons for and text of such announcement and to make such announcement no more extensive than is necessary to meet the minimum requirement imposed on the party making such announcement); and (ii) upon the prior consent of MedSource and Parent, the Company and its officers may make disclosures of information (other than confidential information ) to customers and suppliers of the Business, but solely to the extent that such disclosures are necessary to obtain the consents and approvals required to be obtained by the Sellers or the Company pursuant to this Agreement, or to the extent that such disclosures are required to preserve the Business relationships with such Third Parties.

     9.8  Complete Agreement.
          ------------------

     This Agreement and the Exhibits and Schedules and other documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments, and writings.

     9.9  Notices.
          -------

     Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement (each a "Notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by a internationally recognized overnight courier service which provides evidence of delivery, or

(iii) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party at that party's address as it appears below or another address of which that party has given notice, or (iv) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

     Notice to MedSource or the Buyer shall be sufficient if given to:

          MedSource Technologies, Inc.
          110 Cheshire Lane, Suite 100
          Minneapolis, MN 55305
          Attn: Richard Effress
          Fax:  612-807-1235

     With a copy to:

          (Prior to February 11,200O):
          Parker Chapin Flattau &Klimpl, LLP
          12 11 Avenue of the Americas
          New York, New York 10036
          Attn: Edward R. Mandell, Esq.
          Fax:  212-704-6288

          (After February 11, 2000):
          Parker Chapin LLP
          The Chrysler Building
          405 Lexington Avenue
          New York, New York 10174
          Attn: Edward R. Mandell, Esq.
          Fax:  212-704-6288

     Notice to the Company and/or Parent shall be sufficient if given to:

          The Company Secretary
          Bespak plc
          4 Stanhope Gate
          London WlY 5LA
          England
          Fax: 011 44 20 7518 7905
     with a copy to:

          Robinson &Cole LLP
          One Boston Place
          Boston, MA 02108
          Attn: Kathleen M. Porter, Esq.
          Fax: 617-557-5989

     9.10 Assignment.
          ----------

     Except as expressly provided herein, this Agreement and any rights pursuant hereto shall not be assignable by the Company or Parent without the prior written consent of MedSource. Except as provided in the previous sentence, this Agreement and all of the rights and obligations hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     Notwithstanding any provision of this Agreement to the contrary, the parties hereto each hereby acknowledge and agree that all of the covenants, representations, warranties and indemnities of the parties under this Agreement, and under any Transaction Document to which any of the Company, the Buyer, MedSource or Parent is a party may be collaterally assigned to any and all lenders of a party hereto, and that such lenders of a party may enforce such party's rights and remedies hereunder or under a Transaction Document in connection with any such collateral assignment or realization thereon to the extent provided in the applicable security agreements and other debt instruments or at law or in equity.

     9.11 Severability.
          ------------

     If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provisions had not been contained herein.

     9.12 Choice of Law; Choice of Forum.
          ------------------------------

          (a)  Applicable Law.
               --------------

     All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of New York, United States of America.

          (b)  Dispute Resolution.
               ------------------

     Any and all disputes arising out of or related to this Agreement including, without limitation, questions concerning the construction, enforceability, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement, any dispute which relates to the confidential or proprietary information of any party hereto, will be initially mediated in accordance with the dispute resolution procedures set forth in this
Section 9.12 and Exhibit F. No provision of, or the exercise of any rights,
------------     ---------
under this Section 9.12 and Exhibit F shall limit the right of any party pursue
           ------------     ---------
all legal remedies available to them, or obtain provisional or ancillary remedies such as injunctive relief from a court having jurisdiction before, during or after the pendency of any alternative dispute resolution.

          (c)  Waiver of Trial by Jury.
               -----------------------

     THE COMPANY, PARENT, MEDSOURCE AND BUYER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTIES IN CONNECTION HEREWITH.

          (d)  Consent to Jurisdiction.
               -----------------------

     The Company, Parent, the Buyer and MedSource each irrevocably consent that any action or proceeding against it under, arising out of or in any manner relating to this Agreement shall be brought in the United States District Court for the Southern District of New York. The Company, Parent, the Buyer and MedSource hereby each expressly and irrevocably assent and submit to the personal jurisdiction of any such court in any such action or proceeding. The Company, MedSource, the Buyer and Parent each further irrevocably consent to the service of summons, notice, or other process relating to any such action or proceeding by delivery thereof by hand or by mail in the manner provided for in
Section 9.9 of this Agreement and consent that it may be served with any process
-----------
or paper by registered mail or by personal service within or without the State of New York, in accordance with applicable law. Parent, the Buyer, MedSource and the Company each waive any objection, claim or defense which it may have at any time to the laying of venue of any such action or proceeding in any such court; irrevocably waive any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum; and further, irrevocably waive the right to object, with respect to any such action or proceeding brought in any such court, that such court does not have jurisdiction over such party.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the Closing Date.

                                       MEDSOURCE TECHNOLOGIES, INC.


                                       By:      /s/ Richard J. Effress
                                                --------------------------------
                                                Name: Richard J. Effress
                                                Title: Chairman


                                       TENAX, LLC


                                       By:      /s/ Richard J. Effress
                                                --------------------------------
                                                Name: Richard J. Effress
                                                Title: Chairman


                                       BESPAK plc


                                       By:      /s/ Robert Preece
                                                --------------------------------
                                                Name: Robert Preece
                                                Title: Group Finance Director


                                       TENAX CORPORATION


                                       By:      /s/ Peter Chambre
                                                --------------------------------
                                                Name: Peter Chambre
                                                Title: President